File No. 333-41672
--------------------------------------------------------------------------------
     As filed with the Securities & Exchange Commission on February 13, 2002
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                        POST EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                         ABOVE AVERAGE INVESTMENTS, LTD.
                 (Name of small business issuer in its charter)

        Nevada                       6770                        98-0204736
(State or jurisdiction         (Primary Standard               (IRS Employer
   of incorporation               Industrial                   Classification
   or organization)           Identification No.)                 Code No.)

                            -------------------------

                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
 (Address of principal place of business or intended principal place of business

                            -------------------------

                                Devinder Randhawa
                         Above Average Investments, Ltd.
                      Suite 104, 1456 St. Paul St., Kelowna
                        British Columbia, Canada V1Y 2E6
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)

                            -------------------------

                                   Copies to:

     Antoine M. Devine, Esq.                  Michael D. Karsch, Esq.
     Foley & Lardner                          Quick-Med Technologies, Inc.
     One Maritime Plaza, 6th Floor            401 NE 25th Terrace
     San Francisco, CA 94111                  Boca Raton, Florida 33431
     (415) 438-6456                           (561) 750-4202

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

------------------- ------------ ---------------- ---------------- ------------
Title of each class Amount to be Proposed maximum Proposed maximum  Amount of
   of securities     registered   offering price     aggregate     registration
 to be registered                  per unit (1)    offering price      fee
------------------- ------------ ---------------- ---------------- ------------
Common Stock, par     2,500,000        $.05           $125,000      $56.00 (2)
value $0.0001
------------------- ------------ ---------------- ---------------- ------------
(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

(2)  Previously paid.
-------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 PROXY STATEMENT
                             RECONFIRMATION OFFERING
                                   PROSPECTUS
                         ABOVE AVERAGE INVESTMENTS, LTD.

                        2,500,000 SHARES OF COMMON STOCK
                                 $.05 PER SHARE

     The boards of directors of Above Average Investments, Ltd. and Quick-Med Technologies, Inc. have approved the merger of Above and Quick-Med. Under the terms of the merger, based on the number of securities of Quick-Med that are expected to be outstanding at the closing of the merger, the holders of Quick-Med common stock will receive approximately 10,260,000 shares of Above common stock. After giving effect to the merger, it is expected that Quick-Med shareholders will own approximately 80% of Above's issued and outstanding common stock. There is currently no market for Above common stock.

     The merger cannot be completed unless Above shareholders approve the merger, the merger agreement and the issuance of shares of Above common stock to be delivered in connection with the merger, and Quick-Med shareholders approve the merger and the merger agreement. The board of directors of Above has called a special meeting of Above shareholders to be held on __________, 2002 to vote on these matters. Above shareholders that own shares of Above common stock as of the record date, which is the close of business on _________, 2002, may vote at the Above special meeting or by proxy. Quick-Med shareholders will vote on the merger by written consent. Holders of shares of Quick-Med common stock at the close of business on the date the first written consent is given are entitled to submit written consents.

     THE BOARDS OF DIRECTORS OF ABOVE AND QUICK-MED ARE FURNISHING THIS DOCUMENT TO YOU TO PROVIDE YOU WITH IMPORTANT INFORMATION ABOUT THE MERGER AND OTHER MATTERS. IN ADDITION TO FURNISHING YOU WITH THIS IMPORTANT INFORMATION, THIS DOCUMENT ALSO CONSTITUTES NOTICE TO THE SHAREHOLDERS OF QUICK-MED OF RIGHTS TO DISSENT IN ACCORDANCE WITH THE DELAWARE REVISED STATUTES. Holders of Quick-Med shares who are not in favor of the merger and who wish to assert appraisal rights must comply with the relevant procedures detailed under Delaware law, which are set forth in the statutory provisions reproduced in Appendix C to this proxy statement/ prospectus. Above shareholders are not entitled to appraisal rights under the Delaware General Corporation Law.

     THE PROPOSED MERGER IS A COMPLEX TRANSACTION. ABOVE AND QUICK-MED STRONGLY URGE YOU TO READ AND CONSIDER THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 17.

/s/ Devinder Randhawa                             /s/  David S. Lerner
President and Chairman of                         President of
Above Average Investments, Ltd.                   Quick-Med Technologies, Inc.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE ABOVE COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus/information statement is dated ___________, 2002, and was first mailed to shareholders on or about ____________, 2002.

                             RECONFIRMATION OFFERING

     This prospectus also relates to the reconfirmation offering required by Rule 419 of Regulation C under the Securities Act of 1933 concerning 2,500,000 shares of common stock, $.0001 par value of Above Average Investments, Ltd. The shares were initially sold in an initial public offering of 2,500,000 shares of common stock, which was completed in November 2000. In March 2001, we executed an agreement with Quick-Med Technologies, Inc. to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,260,000 shares of our common stock. In July 2001, the agreement was amended to provide for the purchase by Quick-Med, as part of the merger, of our currently outstanding 500,000 shares for $0.05 per share. This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed acquisition.

     Prior to the offering and this reconfirmation offering, there has been no market for common stock and we cannot assure you that a market will exist after the proposed acquisition is completed.

                            -------------------------



     The offering and the reconfirmation offering are being conducted under Rule 419 of Regulation C under the Act.

                            -------------------------



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

                            -------------------------


                              Offering Information


-------------------------   ---------------   ------------------  ------------
Number of shares sold in    Price per share    Gross proceeds to  Net proceeds
initial public offering                        Above Management
-------------------------   ---------------   ------------------  ------------
        2,500,000                 $.05              $125,000        $125,000
-------------------------   ---------------   ------------------  ------------

                                TABLE OF CONTENTS
                                                                            Page

Notice of Special Meeting of Shareholders to be
  Held on _____________, 2002................................................  7
Where You Can Find More Information..........................................  9
Questions and Answers about the Merger....................................... 10
Prospectus Summary........................................................... 13
Summary Pro Forma Combined Financial Data.................................... 16
Risk Factors................................................................. 17
Your Rights and Substantive Protection Under Rule 419
  Deposit of Offering Proceeds and Securities................................ 22
The Merger................................................................... 24
Use of Proceeds.............................................................. 27
Capitalization Table......................................................... 28
The Above Special Meeting.................................................... 29
Quick-Med Solicitation of Written Consents................................... 32
Appraisal Rights............................................................. 33
Management's Discussion and Analysis......................................... 37
Quick-Med Plan of Operation.................................................. 40
Business..................................................................... 44
Principal Shareholders....................................................... 60
Management................................................................... 63
Executive Compensation....................................................... 66
Summary Compensation Table................................................... 66
Certain Relationships and Related Transactions............................... 67
Legal Proceedings............................................................ 68
Market for our Common Stock.................................................. 68
Description of Securities.................................................... 69
Shares Eligible for Future Resale............................................ 71
Reports to Stockholders...................................................... 71
Legal Matters................................................................ 71
Experts...................................................................... 71
Indemnification of Officers and Directors.................................... 72
Changes in and Disagreements with Accountants on
  Accounting and Financial Disclosure........................................ 72
Financial Statements.........................................................F-1

Appendix A   --   Proxy Card
Appendix B   --   Form of Quick-Med Written Consent
Appendix C   --   Section 262 of the Delaware General Corporate Law:
                  Appraisal Rights
Appendix D   --   Definitive Proxy Statement for the February 11, 2002
                  Annual Meeting

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. In this prospectus, the words "we," "us" and "our" refer to Above Average Investments, Ltd. (unless the context indicates otherwise).

                         ABOVE AVERAGE INVESTMENTS, LTD.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON _____________, 2002


TO THE SHAREHOLDERS OF ABOVE AVERAGE INVESTMENTS, LTD.:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Above Average Investments, Ltd., a Nevada corporation, will be held on _____________, 2002 at 9:00 a.m. local time at Above's principal executive offices, Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada, to consider and vote upon the following proposals:

     o To approve the Agreement and Plan of Reorganization by and among Above, and Quick-Med Technologies, Inc., a Delaware corporation, to approve the merger of Above and Quick-Med, and to approve the issuance of shares of Above common stock to Quick-Med shareholders in the merger. After the merger, Quick-Med will become a wholly-owned subsidiary of Above. A copy of the merger agreement is available by request from Above at 250-868-8177 or at www.sec.gov. -----------

     o    To approve the change of our name to Quick-Med Technologies, Inc.

     o    To change the maximum number of directors who may serve on the board

     The foregoing proposals are more fully described in the accompanying Proxy Statement/Prospectus. The Above board of directors unanimously recommends that you vote in favor of the proposals listed above.

     The Board of Directors has fixed the close of business on _________, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at this special meeting of shareholders and at any adjournments or postponements thereof.


          By Order of the Board of Directors

          /s/ Devinder Randhawa
          President

     TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ABOVE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ABOVE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

           ABOUT THIS PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT



     You should rely only on the information contained or incorporated by reference in this document to vote or consent with respect to the matters submitted to you. Neither Above nor Quick-Med has authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus is dated _____________, 2002. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and the issuance of Above common stock in the merger will not create any implication to the contrary. Above provided the information concerning Above. Quick-Med provided the information concerning Quick-Med.

                       WHERE YOU CAN FIND MORE INFORMATION


     We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on October 4, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

     IF YOU ARE AN ABOVE OR QUICK-MED SHAREHOLDER AND WOULD LIKE TO REQUEST DOCUMENTS FROM ABOVE, PLEASE DO SO BY _____________, 2002 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q.   WHEN IS IT EXPECTED THAT THE MERGER WILL BE COMPLETED?

A: Above and Quick-Med are working toward completing the merger as quickly as possible, and hope to complete the merger shortly following the Above special meeting to be held on _________________, 2002. In order to complete the merger, the shareholders of both Above and Quick-Med must approve the merger. Following approval by the Above and Quick-Med shareholders, the merger will be complete when all of the other conditions to completion of the merger are satisfied or waived. The merger will become effective when amended articles are filed with the Secretary of State of Nevada.

Q.   AS A QUICK-MED SHAREHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: Based on the number of securities of Quick-Med that are expected to be outstanding at the closing of the merger, you will receive 1 share of Above common stock for each share of Quick-Med stock that you own, subject to some adjustments provided for in the merger agreement. For example, if you own 1,000 shares of Quick-Med stock, you will receive 1,000 shares of Above common stock. You will receive only whole shares.

Q.   WHAT WILL HAPPEN TO QUICK-MED'S OUTSTANDING OPTIONS?

A: In accordance with the terms of the merger agreement, each option outstanding as of the date of the completion of the merger will be assumed by Above, which is changing its name to Quick-Med Technologies, Inc. and automatically will become options to purchase shares of "new Quick-Med" common stock on the same terms and conditions as the "old Quick-Med" options.

Q. AS AN ABOVE SHAREHOLDER, WILL I RECEIVE ADDITIONAL SHARES OF ABOVE COMMON STOCK IN THE MERGER?

A: No, you will continue to hold the same number of shares of Above common stock after the merger. Shares of Above common stock will be issued only to Quick-Med shareholders in the merger. The merger will result in Above shareholders holding a smaller percentage of the combined company's stock than the percentage of Above stock they currently hold. Assuming 100% of the investors in the offering reconfirm their investment, after the merger, it is expected that pre-merger Above shareholders will own approximately 18.4% of the outstanding shares of Above common stock on a fully diluted basis.

Q. HAS SOMEONE DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE ABOVE AND QUICK-MED SHAREHOLDERS?

A: Yes, the boards of directors of Above and Quick-Med have determined that the merger is in the best interests of their respective shareholders. The board of directors of each of Above and Quick-Med has approved the merger and the merger agreement, and the board of directors of Above has approved the issuance of Above common stock in the merger.

Q.   WILL ABOVE SHAREHOLDERS VOTE ON THE MERGER?

A: Yes, Above shareholders will vote on the merger at Above's special meeting of shareholders.

Q.   ARE QUICK-MED SHAREHOLDERS ENTITLED TO APPROVE THE MERGER?

A: Yes, Quick-Med shareholders will have the opportunity to approve the merger and the merger agreement by written consent. The merger and the merger agreement require the approval of a majority of the issued and outstanding shares of both Quick-Med's common stock.

Q.   WHAT DO ABOVE SHAREHOLDERS NEED TO DO NOW?

A: Above shareholders should promptly mail their signed proxy card in the enclosed postage-paid envelope so that their shares will be represented at the Above special meeting.

Q. CAN ABOVE SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE DELIVERED THEIR PROXIES?

A: Yes, Above shareholders can change their votes by delivering a written notice of revocation with Above's secretary, sending in later-dated, signed proxy cards to Above's secretary, attending the Above special meeting and voting in person.

Q.   WHAT DO QUICK-MED SHAREHOLDERS NEED TO DO NOW?

A: Quick-Med shareholders should promptly mail their signed written consents in the enclosed postage-paid envelope to vote their shares of Quick-Med stock for the merger.

Q. CAN QUICK-MED SHAREHOLDERS CHANGE THEIR VOTES AFTER THEY HAVE MAILED IN THEIR WRITTEN CONSENTS?

A: A Quick-Med shareholder can only revoke or change an action by written consent prior to the time that Quick-Med has received the requisite number of consents to approve the merger. This will be a short period of time, as Quick-Med expects to receive sufficient consents to approve the merger promptly.

Q.   SHOULD QUICK-MED SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. After the merger is complete, Above will send Quick-Med shareholders a letter to transmittal and written instructions for exchanging their stock certificates. Quick-Med shareholders should not surrender their Quick-Med stock certificates until after the merger and until they receive the letter of transmittal.

Q.   WHO CAN ANSWER QUESTIONS REGARDING THE MERGER?

A: If you would like additional copies of this proxy statement/prospectus, or if you have questions about the merger or the other matters discussed in this document, you should contact:

     For Above:                                   For Quick-Med:

     Above Average Investments, Ltd.              Quick-Med Technologies, Inc.
     Suite 104                                    401 NE 25th Terrace
     1456 St. Paul St., Kelowna                   Boca Raton, Florida  33431
     British Columbia, V1Y 2E6                    Attention:  David S. Lerner
     Canada
     Attention:  Devinder Randhawa

                               PROSPECTUS SUMMARY

Above Average Investments, Ltd.

     We were organized as a Nevada corporation on April 21, 1997 for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation.

     Our executive offices are located at Suite 104-1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6. The telephone number is (250) 868-8177.

     In November 2000, we completed an initial public offering for 2,500,000 shares of our common stock for $.05 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on September 19, 2000.

Quick-Med Technologies, Inc.

     Quick-Med Technologies, Inc. was incorporated in the State of Delaware on October 20, 1997. Quick-Med is a biomedical technology company in the development stage with no sales or revenues to date.

Quick-Med Acquisition

     In March 2001, we executed an agreement with Quick-Med and its shareholders to acquire all of Quick-Med's issued and outstanding shares in exchange for 10,000,000 shares of our common stock. In July 2001, the agreement was amended to increase the number of shares to be exchanged to 10,260,000. The share exchange is structured so that Quick-Med's current shareholders will own at least 81.6% of the outstanding shares in the post-merger entity on a fully diluted basis.

     We believe, after examining Quick-Med's business plan, interviewing their management, and examining their proposed products, that if adequately capitalized, Quick-Med's planned products, if successfully developed and marketed, may enable Quick-Med to establish itself as a viable competitor in the military, pharmaceutical and cosmetic industries.

High Risk

     Investment in our securities is highly speculative, involves a high degree of risk, and only persons who can afford the loss of their entire investment should vote to reconfirm their investment.

Use of Proceeds

     In our initial public offering, we raised $125,000 in proceeds. None of the deposited funds have been or will be expended to merge Quick-Med into us. The deposited funds will be transferred to us upon completion of the merger.

The Offering

     Shares outstanding prior to the offering           500,000 (1)

     Shares sold in the offering                      2,500,000 (2)

     Shares to be issued to Quick-Med                10,260,000 (3)

     Shares outstanding after the merger             13,600,000 (1) (3) (4)

     (1) The 500,000 shares held by current Above Average shareholders will be purchased by Quick-Med as part of the merger, and will be cancelled when the merger is consummated. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.

     (2) Assumes that 100% of the purchasers reconfirm their investment. There were 18 purchasers in the offering.

     (3) Includes 260,000 shares that have been issued to a principal shareholder of Quick-Med upon conversion of outstanding indebtedness.

     (4) This includes shares issuable upon the exercise of stock options by Quick-Med, which we are assuming.

Reconfirmation Offering Conducted in Compliance with Rule 419

     According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment. Each investor has 20 business days from the date of this prospectus to reconfirm his/her investment. Any investor not making any decision within the 20 business day period will automatically have his/her investment returned.

     The rule further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of the initial public offering, all of the deposited funds in the escrow account must be returned to investors. Therefore, even though we only require a majority of the shareholders to approve the merger with Quick-Med under Nevada corporate law, Rule 419 also requires that we receive reconfirmation from 80% of the investors in the Rule 419 offering in order to consummate a merger.

Expiration Date

     This offering will expire on March 19, 2002. If a merger has not been consummated, funds held in escrow will be promptly returned to the investors.

Execution of the Merger Agreement

     Our board, based upon its evaluation of Quick-Med, recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the directors and shareholders of Quick-Med at a meeting held on March 5, 2001. The merger agreement was confirmed by the unanimous consent of our directors on March 19, 2001. The agreement was amended, upon unanimous consent of our directors, in July of 2001.

Escrow Account Discrepancy

     In September 2001, our auditors discovered that the $125,000 raised in the Rule 419 offering that closed on November 28, 2000 had not been deposited in the escrow account at City National Bank. Therefore, these funds were not in our possession and should not have been included on the balance sheets of our December 31, 2000 and March 31, 2001 reports on Form 10-QSB. Amendments to these reports have been filed.

     The funds were held on deposit in the trust account of Martin & Adams, PLLC, a Washington, D.C. law firm which held the funds on behalf of Euro Atlantic Capital Corporation, the organization that is facilitating the merger of our company and Quick-Med. Euro received no commissions or other compensation for raising these funds, and is one of the investors in the offering. Euro acted as Quick-Med's agent in locating a blank check company in order to execute a reverse merger and become a public company. When this discrepancy was brought to the attention of our management, the law firm was immediately notified to transfer the funds. The funds were transferred to City National Bank on September 10, 2001, and received into the escrow account on September 12, 2001.


                                              SUMMARY PRO FORMA COMBINED FINANCIAL DATA

     The following table presents our summary pro forma combined financial data, as adjusted for the effects of the merger and the consummation of this offering and the application of the net proceeds. Please refer to the other financial statements and notes included in this prospectus.

                                      Historical                            Historical                           Proforma
                                      ----------                            ----------                           --------
                            AA Investments     Quick-Med                                                               Three Months
                            --------------     ---------                                                               ------------
                            Twelve months    Twelve months     AA Investments         Quick-Med        Twelve Months       ended
                            -------------    -------------     --------------         ---------        -------------       -----
                                ended            ended       Three months ended   Three months ended       ended       September 30,
                                -----            -----       ------------------   ------------------       -----       -------------
                            June 30, 2001    June 30, 2001   September 30, 2001   September 30, 2001   June 30, 2001       2001
                            -------------    -------------   ------------------   ------------------   -------------       ----

Revenues earned               $               $                  $                    $                 $               $
Cost of revenues earned               -                 -                 -                     -                 -               -
Gross profit                          -                 -                 -                     -                 -               -

Operating expenses:
Selling, general and
 admn expense                   127,535           622,668            55,258               143,697           750,203         198,955
                              ---------       -----------        ----------           -----------       -----------     -----------
  Total operating expense       127,535           622,668            55,258               143,697           750,203         198,955

Loss from operations           (127,535)         (622,668)          (55,258)             (143,697)         (750,203)       (198,955)
Other expense
Interest expense                                   13,689                                   7,124            13,689           7,124
                                              -----------                             -----------       -----------     -----------

Net loss                      $(127,535)      $  (636,357)       $  (55,258)          $  (150,821)      $  (763,892)    $  (206,079)

Basic net loss per share      $   (0.26)      $     (0.06)       $    (0.06)          $     (0.01)      $     (0.06)    $     (0.02)

Weighted average shares
 outstanding                    500,000        10,260,000         1,000,000            10,260,000        12,760,000      12,760,000

Fully diluted net loss
 per share                    $   (0.26)      $     (0.06)       $    (0.06)          $     (0.01)      $     (0.06)    $     (0.02)
Fully diluted average
 shares outstanding             500,000        10,260,000         1,000,000            10,260,000        12,760,000      12,760,000

Balance sheet data:
Working capital                (144,035)         (810,608)          (65,318)             (977,358)         (739,663)       (927,358)
Total assets                     10,035           383,813           161,535               375,396           483,813         475,396
Total long term debt                  -                 -                 -                     -                 -
Stockholders' equity            144,035          (442,144)         (190,318)             (601,996)         (371,179)       (551,996)

                                  RISK FACTORS

     We are insolvent on a pro forma combined basis and will be unable to continue operations without raising additional capital or generating revenues from product sales or licensing. On a pro forma combined basis, we are insolvent since we have not yet raised sufficient funds to operate our planned business. We incurred pro forma net losses of $120,487 in 2000 and $763,892 in 2001. Quick-Med expects to incur operating losses for the next several years as it invests in product research and development, preclinical and clinical testing and regulatory compliance. Quick-Med will require substantial additional funding to complete the research and development of its product candidates, and, to market its products.

     Quick-Med may have to dedicate a substantial portion of any future cash flow to make interest and principal payments on its debt, which will reduce funds available for operations, capital expenditures and other purposes. If we do not have positive cash flow from operations on a timely basis, we may be unable to develop our products or to conduct our business in an effective or competitive manner.

     Quick-Med's accountants have issued a going concern opinion due to the lack of capital. Because of the uncertainties in its ability to satisfy its future capital needs, Quick-Med's auditors' report on its financial statements for the year ended December 31, 2000 contains an explanatory paragraph about its ability to continue as a going concern.

     Because Quick-Med is a new business venture with no products in the market, you do not have any history on which to rely upon in determining whether to invest in Quick-Med. Quick-Med has limited experience and a short history of operations, and has no experience in marketing and selling any products. It has not generated any revenues from operations. None of its products have sought or received regulatory approval. Quick-Med cannot assure you that it will be able to complete designing and testing its products, that the products will be approved by the FDA or accepted in the marketplace, or that it will be able to sell them at a profit. Furthermore, as a young company, Quick-Med is especially vulnerable to the problems, delays, expenses, and difficulties encountered by any company in the development stage, because it does not have an operating history and experience to rely upon or an established infrastructure.

     Quick-Med has not proven any of its products' effectiveness and may not be able to do so in the future. Quick-Med has just started developing its primary products and will require substantial laboratory and clinical testing before it can market a product to consumers. This testing could take several years to complete.

     Quick-Med's proposed products may not be accepted in the market, adding to the time before it receives any revenue from product sales. Quick-Med plans to develop and market products to U.S. and foreign militaries and pharmaceutical and cosmetic companies for sale to civilian retail customers. Military sales will require detailed and rigorous research and development process that may be lengthy and uncertain in outcome. Although Quick-Med will not sell directly to civilian retail customers, these consumers must still accept its wound dressing or cosmetic products as beneficial and worthwhile. Patients, doctors and third-party payors must also accept Quick-Med-developed products as medically useful and cost-effective. Market acceptance will require substantial education about the benefits of its wound care products and other products. Quick-Med cannot assure you that the market will accept its products, even if approved for marketing, on a timely basis. If retail consumers, patients, the medical community, and third-party payors do not accept its products or acceptance takes a long time, then revenues and profits would be reduced.

     Quick-Med will require additional capital to be successful, which will potentially dilute the value of shares of then current shareholders. Quick-Med expects to continue to incur substantial losses for at least another two years. During this period, it does not expect to obtain significant revenues from operations but will need substantial funds, primarily for the following purposes:

     o    To continue product development of its proposed products;

     o To conduct clinical trials of its wound dressing product and otherwise pursue regulatory approvals for this product; and

     o To begin to develop new products based on its wound care technology, and to conduct the clinical tests necessary to develop and refine new products.

     To finance Quick-Med's operations to date, it has relied almost entirely on private offerings of common stock and loans from officers. The terms on which it obtains additional financing may dilute the existing shareholders investments, or otherwise adversely affect its position. It is also possible that Quick-Med will be unable to obtain the additional funding it needs as and when it needs it. If it were unable to obtain additional funding as and when needed, Quick-Med could be forced to delay the progress of its development efforts. These delays would hurt its ability to bring a product to market and obtain revenues, and could result in competitors developing products ahead of Quick-Med and/or in its being forced to relinquish rights to technologies, products or potential products.

     Quick-Med has recently received bridge financing that could result in a change of control if not paid. Quick-Med has received a commitment for up to $500,000 of bridge financing from a merchant banking firm, payable $50,000 per month commencing February 2002. Any funds borrowed are repayable on the earlier of February 7, 2003 or such time as Quick-Med obtains $2 million of equity funding, the sale of Quick-Med's assets or the receipt of funding from third-party sources. If Quick-Med is unable to obtain additional funding by February 7, 2003, the notes payable may be converted at Euro's discretion into voting convertible preferred stock. A default on the note after which the notes are converted will also may result in this firm assuming control of Quick-Med.

     Quick-Med will depend upon others for marketing and distributing its products. Quick-Med has both military and civilian target markets. While some members of its management have experience in selling to military organizations, Quick-Med currently lacks marketing and sales experience and personnel, distribution channels and other infrastructure needed to successfully market and distribute a product in civilian markets. It intends to rely on collaborative arrangements with one or more other companies which possess strong marketing and distribution resources to perform these functions. Quick-Med does not, however, currently have any agreements with other companies for marketing or distributing its products. It may be forced to enter into contracts to market and distribute its products that substantially limit the potential benefits to it from commercializing these products. Quick-Med will not have the same control over marketing and distribution that it would have if it conducted these functions itself.

     Quick-Med relies on key personnel who may leave on short notice. Because its business is mostly scientific, Quick-Med depends greatly on attracting and retaining management and scientific personnel. It has only one full-time executive, David S. Lerner, its president. Its other officers are consultants who devote substantial time to other employers. Losing any of these individuals could have a material adverse effect on Quick-Med.

     Quick-Med depends on licenses it has obtained on patented technology, the loss of which would mean it could not develop or market many of its products. Quick-Med's rights to develop several of its proposed products comes primarily from one license agreement. In the event that this primary license agreement terminates for any reason, including failure to make royalty payments, challenges to the underlying patent or a breach, Quick-Med would lose its rights to manufacture and market its proposed anti-wrinkle skin care and mustard gas products. Quick-Med may also be required to license additional rights in order to market its products and may not be able to obtain these rights on favorable terms or at all.

     Quick-Med has multiple U.S. and international patent applications that may not be granted. Quick-Med cannot assure you that its applications will be granted or that its patent rights will provide it with significant protection against competitive products or otherwise be commercially viable. As a result Quick-Med may not be able to protect its proprietary information.

     Quick-Med may experience a significant delay in obtaining patent protection for its products due to a substantial backlog of pharmaceutical and biotechnology patent applications at the U.S. Patent and Trademark Office, commonly known as the PTO. Because patent applications in the U.S. have been maintained until recently in secrecy until patents issue, other competitors may have filed or maintained patent applications for technology used by Quick-Med or covered by pending applications without its being aware of these applications.

     A failure to maintain relationships with the University of Florida could cause Quick-Med to lose rights to intellectual property and access to some of its scientists. Quick-Med has sought a close and favorable relationship with the University of Florida. It is in negotiations to license exclusive rights to technologies relating to some of its main research areas from the University and two members of its research and development team are faculty members at the University. Quick-Med cannot assure you that disputes will not cause it to lose its relationship with the University.. The termination of this relationship could cause Quick-Med to lose exclusive rights to portions of its technology in development and prohibit it from working with University scientists. If no agreement is reached, then the University of Florida may have the right to use some of these patents in possible competition with Quick-Med.

     A breach of the State of Florida and University of Florida conflicts of interest laws and rules could prohibit Quick-Med from working with the University or prevent University scientists from working on Quick-Med projects. Several members of Quick-Med's research and development team are affiliated with the University of Florida. As a result, it must comply with Florida statutes and University policy on conflicts of interest. In order for it to do business with the University, which includes licensing technology or cooperative research, the University must also approve its employees' service on Quick-Med's research and development team. If the University were to decline to approve the outside activities of the University employees who are members of Quick-Med's research and development team, or were to change the terms of its conflicts of interest policy, Quick-Med would have to replace several scientists who have been important to Quick-Med's current development activities. To date, the required waivers for these scientists have not been obtained from the State of Florida.

     The regulatory approval process is costly and lengthy and Quick-Med may not be able to successfully obtain all required regulatory approvals, which would prohibit it from selling some or all of its planned products. The preclinical development, clinical trials, manufacturing, marketing and labeling of pharmaceuticals are all subject to extensive regulation by numerous governmental authorities and agencies in the U.S. and other countries. Quick-Med must obtain regulatory approval for some of its product candidates before marketing or selling them. It is not possible to predict how long the FDA's or any other applicable federal, state or foreign regulatory authority or agency's approval process for any of its products will take or whether any approvals will be granted. Positive results in preclinical testing and/or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical product testing can take many years, and can require the expenditure of substantial resources. Any delay or failure to obtain approvals will adversely affect Quick-Med's ability to market its products and its ability to general product revenue. Factors that can impact the approval process include:

     o Delays or rejections in the regulatory approval process based on the failure of clinical or other data to meet expectations, or the failure of the product to meet a regulatory agency's requirements for safety, efficacy and quality; and

     o Regulatory approval, if obtained, may significantly limit the indicated uses for which a product may be marketed.

     Quick-Med's clinical trials could take longer to complete and cost more than it expects, which would require raising additional funds and lengthen the time before Quick-Med could realize any revenue. Quick-Med will need to conduct a complete study of each of its product candidates. These studies are costly, time consuming and unpredictable. Any unanticipated costs or delays in its clinical studies could cause Quick-Med to expend substantial funds unexpectedly or delay or modify its plans significantly, either of which would harm its business, financial condition and results of operations. The factors that could contribute to these costs, delays or modifications include:

     o The cost of conducting human clinical trials for any potential product. These costs can vary dramatically based on a number of factors, including the order and timing of clinical indications pursued and the development and financial support from corporation partners; and

     o Intense competition in the pharmaceutical market, which may make it difficult for it to obtain sufficient patient populations or clinician support to conduct its clinical trials as planned.

     Quick-Med does not have product liability insurance and may not be able to get any on reasonable terms. Its business exposes it to product liability claims inherent in the testing and marketing of medical products. It currently carries no product liability insurance, but intends to acquire insurance prior to selling any of its products for commercial use. Quick-Med cannot assure you that it will be able to get or keep adequate liability insurance at a reasonable cost. Its inability to get or keep insurance at an acceptable cost could prevent or inhibit the commercial development of its products. A liability claim, even one without merit, could result in major legal expenses.

     The hazardous material Quick-Med will use in part of its research and development could result in significant liabilities. Quick-Med will use hazardous materials in some of its research and development activities. In most instances these materials are only handled by the U.S. military in conducting tests jointly on behalf of Quick-Med and the military. In some other instances, these materials may be handled within the private sector. While it believes that it will be in substantial compliance with federal, state and local laws and regulations governing the use of these materials, accidental injury or contamination may occur. An accident or contamination could result in substantial liabilities, which could exceed its financial resources. The cost of compliance with environmental and safety laws and regulations may also increase in the future, which could adversely effect revenues.

     There is no public market for our common stock and none is expected to develop immediately after this offering is completed, which means you may experience difficulty in selling your shares. At the present time, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded, or if developed, that a market will be sustained, or that our securities purchased by the public in the offering may be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, we cannot assure you that we will continue to file such reports on a voluntary basis. In any event, due to the low price of the securities, many brokerage firms may choose not to engage in market making activities or effect transactions in such securities. Purchasers of the securities may have difficulties in reselling them and many banks may not grant loans utilizing our securities as collateral. Our securities will not be eligible for listing on the Nasdaq Stock Market when this reconfirmation offering is completed.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

     Rule 419 requires that offering proceeds, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

     First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into an agreement with Quick-Med.

     Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. We must also disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information about the acquisition candidate and business, including audited financial statements. This prospectus complies with this requirement.

     Third, we will mail a copy of the prospectus to each investor within five business days of the effectiveness of the post-effective amendment. This prospectus is the reconfirmation prospectus. The reconfirmation offering is being made as described under "Prospectus Summary; ." After we submit a letter to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

     We entered into an escrow agreement with City National Bank, N.A., Los Angeles, California, which provides that the proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest earned, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government. Due to a failure of communication between our management and other parties involved in the transaction, the proceeds of the offering were held in the trust account of a Washington, D.C.-based law firm until September 12, 2001.

     All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The proceeds were deposited in the escrow account on September 10, 2001. The certificates were issued on December 11, 2000, and sent to escrow on January 3, 2001. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by tax laws or retirement laws.

     We may fail to obtain a sufficient number of investors to reconfirm the offering, which will not permit us to complete the Quick-Med merger. If a sufficient number of investors do not reconfirm their investment in the reconfirmation offering, the merger will not be closed. If so, none of the securities held in escrow will be issued and your funds will be promptly returned to you without interest if another transaction is not approved by March 19, 2002.

                                   THE MERGER

Background of the Merger Agreement

     In November 2000 we commenced a "blank check" offering under Rule 419 of the Securities Act. The offering was successful in raising $125,000 in gross proceeds from investors. Under Rule 419, $125,000 and the 2,500,000 shares purchased by the investors were placed in escrow pending:

     o distribution of a reconfirmation prospectus to the investors describing the acquisition of Quick-Med; and

     o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

     In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $125,000 in offering proceeds in the escrow account will be promptly returned to the investors, and the share certificates will be cancelled. Under Rule 419, the fair value of Quick-Med must represent at least 80% of the maximum offering proceeds, or $100,000. Based upon the audited financial statements, we believe that Quick-Med's business value is more than $100,000.

Terms and Conditions of Merger Agreement

     Under the merger agreement, Quick-Med will be merged into us. We will consummate the transaction contemplated by the merger agreement when, among other things, reconfirmation by at least 80% of the investors. If the merger is consummated, 10,260,000 shares of common stock will be issued to former Quick-Med shareholders. Each investor in this offering who accepts the reconfirmation offer will, after consummation, hold the same number of shares held prior to the merger, but the aggregate percentage interest in Above Average will be reduced to approximately 20%. Quick-Med will merge into Above Average with Above Average as the surviving entity.

     Our name will be changed to "Quick-Med Technologies, Inc." after the merger. The merger is intended to be consummated so that the transaction will be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A). Each investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account at $.05 per share, and current holders of our common stock, which is restricted from resale under United States securities laws, will tender their shares to us for cancellation. Governmental approval is not required to consummate the merger.

     The result of the merger, assuming that 80% of the investors reconfirm their investment, is that former Quick-Med shareholders will own approximately 81.6% of the surviving entity while our current shareholders will own approximately 18.4% of Above Average on a fully diluted basis.

     Investors deciding to accept the reconfirmation offer are directed to sign a reconfirmation letter and return it to Above Average Investments, Inc.,
Attention: Devinder Randhawa, who will forward each reconfirmation letter to our escrow agent. Any investor who fails to return his or her form so that it is received by Mr. Devinder Randhawa within 45 business days from the date of their reconfirmation prospectus will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the escrow account for the benefit of the investors.


Accounting Treatment

     Although we are the legal surviving corporation, for accounting purposes, the value of our net assets after the public shell merger is the same as their historical book value. Subsequent to the merger, assuming all of our shareholders reconfirm their investment, our shareholders will retain 18.4% of the outstanding shares of our capital stock on a fully-diluted basis.


Above Special Meeting

     The Above Special Meeting of Shareholders will be held at Above's offices located at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada on _________________, 2002 at 9:00 a.m., local time. At the Above special meeting, holders of Above common stock will be asked to consider and vote upon:

     - The merger, the merger agreement and the issuance of shares of Above common stock in the merger

     -    Change of our name to Quick-Med Technologies, Inc.

     -    Change the maximum number of directors

     - Any other business that may properly come before the Above special meeting or any postponement or adjournment

     Above shareholders are entitled to vote at the Above meeting if they owned shares of Above as of ___________, 2002, Above's record date. On that date, there were 3,000,000 shares of Above common stock outstanding and entitled to vote at the Above meeting.


Quick-Med Written Consents

     Quick-Med shareholders will have an opportunity to approve the merger and the merger agreement by written consent. Holders of shares of Quick-Med common stock at the close of business on the date the first written consent is given are entitled to submit written consents. As of ___________, 2002 there were ____________ shares of Quick-Med common stock issued and outstanding. Approval of the merger and merger agreement requires the approval of the holders of a majority of the outstanding shares of Quick-Med common stock.

Quick-Med Optionholders

     Each outstanding option to acquire shares of Quick-Med common stock shall be assumed by Above. As a result of the merger, each Quick-Med stock option shall be treated as an option to acquire shares of Above common stock upon the same manner determined by multiplying the number of shares presently subject to the Quick-Med options by the exchange ratio by which the Quick-Med common shares are to be exchanged for shares of Above common stock in the merger and by dividing the exercise price for such shares of Quick-Med common stock by the exchange ratio to determine the new exercise price. Based on the number of Quick-Med options that are expected to be outstanding at the closing of the merger, these options will be converted into options to purchase approximately 840,000 shares of Above common stock.



Rights of Dissenting Shareholders

Above

     Under the Nevada Revised Statutes, Above shareholders do not have appraisal rights. However, if the merger is not approved by the investors in the offering, their funds will be promptly returned.


Quick-Med

     Under Delaware General Corporation Law, even if enough holders of Quick-Med common stock approve the merger, a Quick-Med shareholder can refuse the merger consideration and exercise his appraisal rights to dissent and obtain payment for the fair value of his common stock.

Certain Income Tax Consequences

     The merger is intended to qualify as a tax-free reorganization for purposes of the federal income tax law so that Above Average's and Quick-Med's shareholders will not recognize gain or loss from the transaction. The transaction is not expected to result in the recognition of gain or loss to either Above Average or Quick-Med in the respective jurisdictions where each entity is subject to taxation. No opinion of counsel nor a ruling from the Internal Revenue Service has been obtained. This statement is for general information only and our stockholders should consult their own tax advisors as to the specific tax consequences of the merger to them.

                                 Use of Proceeds

     The gross proceeds of this offering were $125,000. Rule 419 permits 10% of the funds or $12,500 to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. We will receive the gross proceeds in the event a business combination with Quick-Med is closed under Rule 419.

     We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. None of the proceeds are being used to repay debt. Management will pay the offering expenses. These payments are classified as additional paid-in capital..

     Under Rule 419, after the reconfirmation offering and the closing of the business combination, $125,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us and applied to working capital.

                                               Amount            Percent
                                               ------            -------

     Gross Proceeds                           $125,000             100%

     Offering Expenses                        $      0             0.0%

     Research and development and             $100,000              80%
     operating expenses


     Purchase of shares from original         $ 25,000              20%
     shareholders

     The anticipated application of the net proceeds are for research and development expenses and operating expenses.

     The proceeds received in this offering were placed into the escrow account on September 10, 2001 pending closing of the pending business combination with Quick-Med, after having been on deposit in the trust account of a Washington, D.C. law firm. These funds are in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank, N.A., Los Angeles, California.

                                            Capitalization Table

     Our capitalization on September 30, 2001 and as adjusted to give effect to the issuance of shares to
Quick-Med's shareholders after the proposed acquisition is completed, is as follows:


                           Historical                                                     Pro Forma
                         AA Investments         Quick-Med                                 ---------
                       September 30, 2001   September 30, 2001        Total        Adjustments    Combined
                       ------------------   ------------------        -----        -----------    --------


Stock subject to
 redemption                  125,000                                125,000 (b)     (125,000)             -


Stockholders' equity:


Common stock                      50               10,260            10,310 (a)       (9,034)         1,276


Additional paid in            11,340              430,314           441,654 (a),      47,644        489,298
 capital                                                                    (b)


Outstanding stock
 options                                            8,550             8,550                           8,550


Accumulated deficit         (201,708)          (1,051,120)       (1,252,828)(a)     -201,708     (1,051,120)
                            --------           ----------        ----------         --------     ----------


Total stockholders'
 equity                     (190,318)            (601,996)         (792,314)         240,318       (551,996)


Total capitalization        (190,318)            (601,996)         (792,314)         240,318       (551,996)


(a)  To record the public shell merger of the Registrant and Quick-Med. 10,260,000 shares of common stock issue in exchange for 100% of Quick-Med common stock and the IPO of 2,500,000 shares in exchange for
     $125,000 of the Registrant. (The total number of shares outstanding after the merger will be
     12,760,000 shares). The assets of AAI are records at their net asset value.

(b)  To reclassify the accounts payable and common stock subject to redemption to additional paid in capital and common stock.

                            THE ABOVE SPECIAL MEETING


When and Where the Meeting will be held

     This proxy statement/prospectus is being furnished to Above shareholders as part of the solicitation of proxies by the Above board of directors for use at the Above special meeting, to be held on ______________, 2002 at 9:00 a.m., local time at Above's corporation headquarters at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada and at any adjournments or postponements thereof.

     This proxy statement/prospectus, and the accompanying proxy card, are first being mailed to holders of Above common stock on or about ________________, 2002.


What Will Be Voted Upon

     The purpose of the Above special meeting is to consider and vote upon the following proposal:

     - to approve the merger, the merger agreement and the issuance of shares of Above common stock in connection with the merger

     -    change the name of our company to Quick-Med Technologies, Inc.

     -    increase the maximum number of directors

     The Above board of directors does not presently intend to bring any business before the Above meeting other than the specific proposals referred to above and specified in the notice of the Above special meeting. The Above board of directors knows of no other matters that are to be brought before the Above special meeting. If any other business properly comes before the Above special meeting, including the consideration of a motion to adjourn the meeting, including for purposes of soliciting additional votes, it is the intention of persons named in the enclosed form of proxy to vote the shares they represent as the Above board of directors may recommend.


Which Shareholders May Vote

     Only holders of record of Above common stock at the close of business on _______________, 2002, the Above record date, are entitled to notice of and to vote at the Above annual meeting. As of the close of business on the Above record date, there were 3,000,000 shares of Above common stock outstanding and entitled to vote, held of record by 28 shareholders. A majority, or 1,530,000 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.


How Do Above Shareholders Vote

     The Above proxy card accompanying this proxy statement/prospectus is solicited on behalf of the Above board of directors for use at the Above meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Above. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Above special meeting in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF ALL OF THE MATTERS LISTED ON THE PROXY CARD.

How To Change Your Vote

     An Above shareholder who has given a proxy may revoke it at any time before it is exercised at the Above meeting, by doing one of the following:

     - delivering a written notice of revocation with Mr. Devinder Randhawa, President, Suite 104, 1456 St. Paul Street, Kelowna, British Columbia, V1Y 2E6 Canada

     - executing a subsequently dated proxy and delivering it Mr. Devinder Randhawa, President, Suite 104, 1456 St. Paul Street, Kelowna, British Columbia, V1Y 2E6 Canada

     -    attending the Above special meeting and voting in person.

     Attending the Above special meeting will not, by itself, revoke a proxy. The Above shareholder must also vote at the meeting.

Vote Required To Approve Each Proposal

     Under Nevada law and the charter documents of Above, approval of the merger, approval of the merger agreement and the issuance of shares of Above common stock in connection with the merger and the proposals for the name change and the change in the board composition require the affirmative vote of a majority of the outstanding shares of Above common stock.

     THE MATTERS TO BE CONSIDERED AT THE ABOVE MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF ABOVE. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Solicitation Of Proxies And Expenses Of Solicitation

     Above's management will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Above may solicit proxies from shareholders by telephone, telegram, letter, email, facsimile or in person.

Deadline For Receipt Of Shareholder Proposals

     Under Rule 14a-8 of the Securities Exchange Act, a shareholder intending to present a proposal to be included in Above's proxy statement for its 2002 Annual Meeting of Shareholders must deliver a proposal in writing to its executive offices no later than ______________, 2002.

                   QUICK-MED SOLICITATION OF WRITTEN CONSENTS


 Purpose Of Consent Solicitation

     Quick-Med is soliciting written consents from its shareholders to approve the merger and the merger agreement.

     In accordance with Quick-Med's bylaws and Delaware law, the merger may be approved and adopted without a meeting of Quick-Med shareholders by written consent of at least a majority of the shares of Quick-Med common stock. If the holders of a majority of the shares of the Quick-Med common stock consent to the merger and approve the merger agreement, no further action will be required by Quick-Med shareholders to approve the merger and the merger agreement.

     The Quick-Med board of directors has approved the merger and the merger agreement, believes that the terms of the merger agreement are fair to and in the best interests of Quick-Med and its shareholders, and recommends that the Quick-Med shareholders vote "FOR" the merger by executing and returning Quick-Med written consents.


Record Date And Consent Rights

     The date for determining shareholders of record entitled to give or withhold consent to the merger will be the date on which the first written consent is given. Only holders of shares of Quick-Med common stock at the close of business on the date the first written consent is given will be entitled to submit written consents. As of ____________, 2002, there were approximately 17 holders of record of Quick-Med shares. There were 10,260,000 shares of Quick-Med common stock issued, and each share of which is entitled to one vote on the merger.

     A written consent may be revoked by delivery of written notice to the secretary of Quick-Med at any time prior to the time duly executed Quick-Med written consents have been returned, and not revoked, by the holders of a majority of the outstanding Quick-Med common stock.


Expenses Of Consent Solicitation

     Quick-Med written consents are being solicited by and on behalf of the Quick-Med board of directors. Quick-Med will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mail, Quick-Med written consents may be solicited by directors, officers and employees of Quick-Med in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with any solicitations.


Required Consents

     Approval of the merger and merger agreement requires the approval of the holders of a majority of the outstanding shares of Quick-Med common stock. As of ____________, 2002, neither Above nor any of its executive officers or directors beneficially owned any outstanding shares of Quick-Med common stock.

     QUICK-MED SHAREHOLDERS SHOULD READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT, AND COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED QUICK-MED WRITTEN CONSENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                APPRAISAL RIGHTS


Statutory Appraisal Rights

     The Delaware General Corporation Law grants appraisal rights in the merger to the holders of Quick-Med common stock. Under Section 262 of the Delaware General Corporation Law, Quick-Med stockholders may object to the merger and demand in writing that Quick-Med pay to them the fair value of their shares of Quick-Med stock. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the applicable merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures set forth in Section 262 to preserve their appraisal rights. We have attached a copy of Section 262 of the Delaware General Corporation Law (which sets forth the appraisal rights) as Appendix C to this proxy statement/prospectus.

     Section 262 sets forth the required procedure a stockholder requesting appraisal must follow. Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure set forth in Section 262 may cause a termination of your appraisal rights. We are providing you only with a summary of your appraisal rights and the procedure. The following information is qualified in its entirety by the provisions of Section 262, a copy of which is attached as Appendix C to this proxy statement/prospectus. Please review Section 262 carefully for the complete procedure. Quick-Med will not give you any notice other than as described in this proxy statement/prospectus and as required by the Delaware General Corporation Law.


Appraisal Rights Procedures

     If you are a Quick-Med stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

     You Must Make a Written Demand for Appraisal. You must deliver a written demand for appraisal to Quick-Med before the vote on the merger agreement and the merger is taken at the special meeting. This written demand for appraisal must be provided to Quick-Med separately from your proxy. In other words, a vote against the Quick-Med merger agreement and the merger will not alone constitute a valid demand for appraisal. Additionally, this written demand must reasonably inform the corporation of your identity and of your intention to demand the appraisal of your shares of Quick-Med stock.

     You Must Refrain from Voting for Approval of the Merger. You must not vote for approval of the merger agreement and the merger. If you vote, by proxy or in person, in favor of the merger agreement and the merger, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy and (1) fail to vote against approval of the merger agreement and the merger or (2) fail to note that you are abstaining from voting. Your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

     You Must Continuously Hold Your Quick-Med Shares. You must continuously hold your shares of Quick-Med stock, from the date you make the demand for appraisal through the effective date of the merger. If you are the record holder of Quick-Med stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the effective date of the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.

     A written demand for appraisal of Quick-Med stock is effective only if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on his/her/its stock certificate(s). If you are the beneficial owner of Quick-Med stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

     If you own Quick-Med stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

     If you own Quick-Med stock with more than one person, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose the identity of the stockholder of record and the fact that the agent is signing the demand as that stockholder's agent. If you are a Quick-Med stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

     Quick-Med Technologies, Inc.
     401 NE 25th Terrace
     Boca Raton, Florida  33431
     Attention:  David S. Lerner

     It is important that Quick-Med receive all written demands for appraisal before the vote concerning the merger agreement and the merger is taken at the special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares. If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

     Written Notice. Within ten days after the effective date of the merger, Quick-Med must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

     Petition with the Chancery Court. Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file such a petition in the chancery court. Quick-Med has no intention at this time to file such a petition. Because Quick-Med has no obligation to file such a petition, if you do not file such a petition within 120 days after the effective date of the merger, you will lose your rights of appraisal.

     Withdrawal of Demand. If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the effective date of the merger. You may also withdraw your demand for appraisal rights after 60 days after the effective date of the merger, but only with the written consent of Quick-Med. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

     Request for Appraisal Rights Statement. If you have complied with the conditions of Section 262, you are entitled to receive a statement from Quick-Med. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to Quick-Med within 120 days after the effective date of the merger. After the merger, Quick-Med has 10 days after receiving a request to mail the statement to you.

     Chancery Court Procedures. If you properly file a petition for appraisal in the chancery court and deliver a copy to Quick-Med, Quick-Med will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Quick-Med as to the value of their shares. The chancery court will then send notice to all of the stockholders who have demanded appraisal rights. If the chancery court thinks it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with
Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.

     Appraisal of Shares. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct Quick-Med to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct Quick-Med to pay interest, simple or compound, on that value if the chancery court determines that the payment of interest is appropriate. In order to receive the fair value of your shares, you must then surrender your Quick-Med stock certificates to Quick-Med.

     The chancery court could determine that the fair value of your shares of Quick-Med stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement. You should also be aware that an opinion of an investment banking firm that the merger is fair is not an opinion that the merger consideration is the same as the fair value under
Section 262.

     Costs and Expenses of Appraisal Proceeding. The costs and expenses of the appraisal proceeding may be assessed against Quick-Med and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You can request that the chancery court determine the amount of interest, if any, Quick-Med should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

     Loss of Stockholder's Rights. If you demand appraisal rights, from and after the effective date of the merger you will not be entitled to:

     o vote your shares of Quick-Med stock, for any purpose, for which you have demanded appraisal rights;

     o receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     o receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

     If no petition for an appraisal is filed within 120 days after the effective date of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to Quick-Med a written withdrawal of your demand, except that (1) any attempt to withdraw your demand for appraisal made more than 60 days after the effective date of the merger will require the written approval of Quick-Med, and
(2) an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves such dismissal.

     If you fail to comply strictly with the procedures described above you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

     If you do not vote in favor of the merger and fail to properly demand appraisal rights, or if for some reason your right to appraisal is withdrawn or lost, your shares will, upon surrender as described above at the effective time of the merger, be converted into the right to receive the applicable merger consideration as described above, subject to the deposit of 10% of the shares of Quick-Med common stock payable to Quick-Med stockholders into escrow to be used in the event that Quick-Med is entitled to indemnification under the merger agreement or to the extent that there is a reduction in the purchase price based on a post-closing audit adjustment.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion should be read along with the financial statements and notes appearing in other parts of this prospectus.

Above Average Investments

     We were in the development stage as of June 30, 2001 and completed an initial public offering in November 2000 using a Registration Statement that became effective with the SEC on September 19, 2000 and sold 2,500,000 shares of its common stock, $.0001 par value, at a price of $.05 per share. The offering was conducted directly by us without an underwriter. We are a "blank check" company subject to Rule 419 of the Securities Act that was organized to obtain funding from persons purchasing in the offering in order to provide a vehicle to take advantage of business opportunities which management believes arise from time to time.

     The deposited funds and the securities to be issued to subscribers are remaining in escrow and may not be released until an acquisition meeting certain specified criteria has been made and enough subscribers reconfirm their investments according to the procedures outlined in Rule 419.

     We had no revenues for each of the years ended June 30, 2001 and June 30, 2000 and for the three months ended September 30, 2001 and 2000. We had a net loss of ($127,535) for the year ended June 30, 2001 as compared to a net loss of ($17,157) for the year ended June 30, 2000. At June 30, 2000, we had total assets of $0 and total liabilities of $3,795. We had a net loss of $55,258 for the three months ended September 30, 2001 compared to a net loss of $12,394 for the 2000 period. At September 30, 2001 we had total assets of $0 and total liabilities of $161,535.

     In March 2001, we executed an agreement with Quick-Med, to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,260,000 shares of our common stock. Assuming this reconfirmation offering and acquisition is completed, Quick-Med's business will be our sole business.

Quick-Med Technologies

     Quick-Med was incorporated in Delaware in December 1997. Its business primarily consists of research and development of biomedical products and devices for antibacterial applications. Quick-Med is in the development stage and does not have any revenues or sales to date.

Results of Operations

     Quick-Med had no sales for the years ended December 31, 2000 and December 31, 1999 or the nine months ended September 30, 2001 as its products are still in the development stage.

     Quick-Med reported an operating loss of ($313,903) for the year ended December 31, 2000, and an operating loss of ($166,291) for the year ended December 31, 1999. Quick-Med reported an operating loss of ($525,410) for the nine months ended September 30, 2001. This change resulted primarily from the increase in total expenses in 2001 as operating levels increased and research and development accelerated. In both 2001 and 2000, Quick-Med also incurred various costs and expenses normally associated with a start-up business. In the 2001 period, most of the expenses were related to research and development of its primary proposed products. Quick-Med expects that costs will continue to increase as it product development efforts continue to increase.

Liquidity and Capital Resources

     At December 31, 2000, Quick-Med had a working capital deficit of ($714,549), primarily due to loans of $334,734, a license fee payable in 2001 of $260,000 and accounts payable of $77,014. At December 31, 2000, Quick-Med had a stockholders' deficit of ($339,412). At September 30, 2001, Quick-Med had a working capital deficit of ($977,358), primarily due to loans of $517,966, a license fee payable in 2001 of $260,000 and accounts payable of $178,733. At September 30, 2001, Quick-Med had a stockholders' deficit of ($601,996). In March 2001, the first $260,000 of shareholder loans were converted into common stock at $1.00 per share.

     To date, Quick-Med has funded its activities principally from short term loans totaling approximately $850,000 from a shareholder and an affiliated company and a $200,000 loan from a merchant banking firm. The funds have been loaned with 6% interest. In March 2001, the first $260,000 shareholder loan was converted into common stock at $1.00 per share. At January 31, 2002, shareholder and affiliate loans totaling $590,000 were outstanding. It is anticipated that Quick-Med will continue to depend on the receipt of investment capital or other financing to fund its continuing activities. In January 2002, Mr. Granito, who has loaned Quick-Med approximately $825,000, and Quick-Med entered into a revolving note agreement that provides for him to loan Quick-Med up to $750,000, including the outstanding $565,000. The agreement provides that the outstanding balance is convertible into common stock at $1.00 per share at Mr. Granito's option. The maturity date of the note is December 31, 2002. These funds will be available until Quick-Med is able to raise sufficient funds from third parties. To date, Quick-Med has been able to meet its obligations on a timely or delayed basis as funding has been made available on an as-needed basis. However, Quick-Med cannot assure you that Mr. Granito will continue to provide funding beyond the amount of the revolving note agreement.

     Quick-Med has received a commitment for up to $500,000 of bridge financing from Euro Atlantic Capital Corp., a merchant banking firm, payable $50,000 per month commencing February 2002. The first installment has been received. Any funds borrowed are repayable on the earlier of February 7, 2003 or such time as Quick-Med obtains $2 million of equity funding, the sale of Quick-Med's assets or the receipt of funding from third-party sources. If Quick-Med is unable to obtain additional funding by February 7, 2003, the notes payable to Euro may be converted at Euro's discretion into voting convertible preferred stock. The conversion ratio will be determined using Quick-Med's book value on the date of the note. The note is guaranteed by Michael Granito, Quick-Med's chairman and a principal shareholder. Quick-Med intends to seek additional equity financing after the merger. Quick-Med believes that it will obtain the equity financing prior to the maturity of the bridge financing, which will enable it to repay the note and to continue operations. We cannot assure you that Quick-Med will obtain this financing, or, if obtained, it will be on favorable terms. Failure to obtain financing might cause Quick-Med to materially alter its business plan or to cease operations. A default on the note, which may result in its conversion, may also result in Euro assuming control of Quick-Med. Quick-Med does not currently believe that the costs to be incurred in seeking financing will be material.

     Any short-term cash obligations in excess of the $50,000 per month bridge financing until an equity financing is completed may be funded by loans or advances from shareholders, including Mr. Granito.

                           QUICK-MED PLAN OF OPERATION

Research and Development

     Over the next 12 months Quick-Med intends to continue the development of its four main product groups. Assuming it raises sufficient funds, product development activities are expected to accelerate. Quick-Med has recently opened a small research facility in Gainesville, Florida near its University of Florida researchers, but will also continue its research and development with existing and new partners in order to conserve resources. For each potential product, Quick-Med will continue to monitor the appropriate time to enter into negotiations towards a license agreement with a joint venture partner. To the extent that Quick-Med enters into a joint venture agreement, it is anticipated that the partner will assume some or all of the development costs in exchange for a percentage of the profits for that product. These ventures will have the effect of decreasing cash flow over the near term and long term, but will help sustain Quick-Med's operations since it should be able to devote its limited resources to more projects than it could otherwise do without partners.

     Quick-Med anticipates hiring additional employees, and expects to retain scientific and product marketing consultants on a project basis over the next year. These consultants will be paid on a hourly, milestone or project basis in cash or equity. Quick-Med currently employs five scientific consultants on a part-time basis. Their consulting fees range from $5,000 per year to $54,000 per year in cash and 2,500 to 40,000 shares of stock. The agreements also provide for bonuses of up to $10,000 per year. In order to conserve its cash, Quick-Med intends to seek employees who are willing to receive a combination of cash and equity for compensation. Bonuses may be awarded for achievement of milestones such as entering into a license agreement or receipt of regulatory approval for a particular product.

Capital Expenditures and Requirements

     Quick-Med has spent approximately $200,000 over the last two years on the acquisition of patents and exclusive license agreements, and owes an additional $160,000, which is due when certain milestones are met.

     Over the next 12 months Quick-Med does not anticipate earning revenues from any of its products. Over the next 12 months, Quick-Med is not required to pay any royalties for its license to its primary MMP inhibitor. However, should Quick Med receive revenues pursuant to its license of its primary MMP inhibitor they will be required to pay a royalty to the licensor of 2.0% of the first $1.5 million of revenue, and 1.5% thereafter. Quick-Med anticipates over the next 12 months that it will spend approximately $750,000 on operations, all of which is expected to come from third party funding, which could include the bridge financing described in "Liquidity and Capital Resources" above, private placements, strategic partnerships or license agreements. It is anticipated that the majority of any funds raised will be used for research and development, patent prosecutions and licenses for proposed products. It is also possible that a licensing arrangement will be made with one or more strategic partners that will pay a license fee to Quick-Med or assume a portion of the research expenses.

     Quick-Med does not expect any significant additions to property, plant and equipment.

Skin Care

     According to a market report by the Southern Technology Applications Center, or STAC. one of the largest health care markets is skin care, especially in the aging population where natural chemical processes like declining estrogen levels lead to skin deterioration. Quick-Med is developing an anti-wrinkle cosmetic cream with particular application to post-menopausal women as a healthier alternative to estrogen replacement.

     The goal of this project is to develop a cosmetic product that visibly reduces the signs of skin aging by reducing the appearance of lines and wrinkles, increasing skin firmness while it softens and smoothes the skin. The main feature of the cosmetic product currently under development is a formulation containing a combination of a patented matrix metalloproteinase or MMP inhibitor and a plant extract containing a phytoestrogen in an emollient cream. Previous scientific research published in leading medical journals referred to later has demonstrated that the activity of MMPs increases in the skin with age, especially in postmenopausal women, and that topical application of estrogen reduces the level of MMP activity in the skin of women and increases the amount of skin collagen. Combining a phytoestrogen-containing plant extract with the MMP inhibitor is anticipated to produce a synergistic benefit on the extracellular matrix of the skin. See the following articles published in medical journals for results on research related to MMPs. Dr. Gregory Schultz, one of the authors, is a director, officer and consultant of Quick-Med.

     G.S. Ashcroft, M.A. Horan, R.W. Tarnuzzer, G.S. Schultz, M.A. Horan, and M.W.J. Ferguson. Estrogen Accelerates Cutaneous Wound Healing Associated with and Increase in TGF- 1. Nature Medicine 3:1209-1215, 1997.

     G.S. Ashcroft, S.E. Herrick, R.W. Tarnuzzer, G.S. Schultz, M.A. Horan, and M.W.J. Ferguson. Age-Related Changes in the Temporal and Spatial Regulation of Matrix Metalloproteinases (MMP) Protein and mRNA Profiles in Normal Skin and Acute Cutaneous Wounds of Healthy Humans. Cell Tissue Res 290:581-591, 1997.

     G.S. Ashcroft, S.E. Herrick, R.W. Tarnuzzer, M.A. Horan, G. Schultz, and M.W.J. Ferguson. Human Aging Impairs Injury-Induced in Vivo Expression of Tissue Inhibitors of Matrix Metalloproteinases (TIMP)-1 and -2 Proteins and mRNA. J Pathol 183:169-176, 1997.

     For the anti-aging cream, Quick-Med will continue product formulations and completed its first clinical trials in late 2001. Additional trials are expected once additional formulations are completed and funding is obtained. Testing may be conducted by Quick-Med or in collaboration with a university or pharmaceutical or cosmetic company. This product is not currently expected to require FDA approval. If further trials are successful and funding is obtained, a product may be commercialized in 2003.

Chemical Warfare

     As exemplified by the recent Anthrax incidents, chemical warfare is now a leading threat posed by rogue military states or terrorists. Quick-Med is developing a post-injury chemical warfare agent for treatment of mustard gas and other chemical burns to be sold to the U.S. military and friendly states, as well as for civil defense. Related products will target the civilian chemical burn market in areas like industrial accidents and civilian or military exposures to hazardous materials.

     For the sulfur mustard product, Quick-Med will continue its development pursuant to the Cooperative Research and Development Agreement, or CRADA, with U.S. Army Medical Research Institute of Chemical Defense. The CRADA provides that all of the research is done by the Army in consultation with Quick-Med. If development and trial studies are successful and regulatory approvals obtained, a product may be ready for commercialization by the end of 2003.

Wound dressings

     With an aging population, the market for severe or chronic wound dressings used in hospitals and outpatient facilities is substantial. Quick-Med is developing a proprietary modern bandage, which employs an advanced wound dressing that utilizes its super absorbent polymer technology to kill bacteria and fungi at the same time as absorbing exudate, which is fluid released from a wound.

     For the wound-care bandage, Quick-Med will continue its product development at its own and outside laboratories with the intent of seeking to commercialize this potential product in collaboration with a major medical device manufacturer. Preliminary discussions have commenced with potential partners. If development and clinical trials are successful and regulatory approvals obtained, a product may be ready for commercialization by 2005. Little emphasis will be placed on this project until adequate funding or a partner is obtained.

Protective clothing

     Based on the Department of Defense or DOD Nuclear Biological/Chemical Defense Annual Report To Congress Dated March 2000 the Department of Defense is expected to spend $1 billion by 2010 for Chemical Protective Clothing to protect our forces from Chemical /Biological warfare attacks. DOD has a stated need and an aggressive research and development effort to find a new technology to replace the carbon based clothing to provide lighter and longer lasting clothing for its forces. The current protective gear consists of heavy clothing laced with activated carbon that is difficult to wear and requires frequent replacement. Quick-Med is developing a fabric comprised of layers of high efficiency filtration fiber webs, some of which are treated with neutralizers for chemical warfare agents. This technology may also be used for emergency response forces and hazardous material handlers. This project is on hold until funding is obtained.

     For the protective clothing project, Quick-Med is currently in early stage development work. It is seeking a joint venture partner with an industry leader in protective clothing fabric and garment manufacturer because it believes that it will not be able to develop a product without substantial collaboration.

                                    BUSINESS

Introduction

     Above Average Investments was incorporated on April 21, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. Our board has elected to implement of our principal business purpose, which is described below.

     In November 2000, we completed an initial public offering of 2,500,000 shares of our common stock at a price of $.05 per share using a Registration Statement that became effective with the Securities and Exchange Commission on September 19, 2000. In March 2001, we executed an agreement with Quick-Med to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,260,000 shares of our common stock. In July 2001, the agreement was amended to provide for the purchase of our currently outstanding shares for $0.05 per share. Quick-Med was incorporated in Delaware in December 1997 and is a biomedical technology company in the development stage. As of the date of this prospectus, Quick-Med has reported no sales or revenues.

     In the interim, we have filed post-effective amendments in conjunction with the issuance of this prospectus, which, when declared effective, we intend to utilize to facilitate the reconfirmation offering. Until we consummate a merger, we will continue to be a blank check company. If we are unable to consummate the merger with Quick-Med, management intends to continue to seek a qualified entity. However, we cannot assure you that management will continue to provide the financial support required to allow us to maintain our status as a reporting company. If market conditions warrant, management may decide to suspend filing periodic reports, and possibly dissolve the company.

Quick-Med

     Quick-Med intends to fund the research efforts necessary to develop the planned products, administer the patent process, subcontract the manufacture of its products and, in many cases, enter joint ventures with other companies to move products to the marketplace. Quick-Med itself does not intend to manufacture and distribute final products. Quick-Med intends to focus its attention on the value-added activities of developing and commercializing new core technologies. Scientific experts in relevant fields will be identified and retained through consulting contracts. Senior management will be identified to ensure broad experience in all aspects of the business. Operating costs have been kept relatively low because Quick-Med has been compensating non-executive management and the scientific team mostly in equity, and not in cash salaries and benefits. To date, Quick-Med has required only one full time employee, its president. and chief operating officer.

     Quick-Med's vision is to rapidly deliver products in targeted civilian and military health care markets where it can leverage its core technologies.

Quick-Med's Business Model

     Quick-Med's goal is to develop core technologies with multiple applications in targeted areas showing what it perceives to be wide gaps between available science and application. To accelerate research and development Quick-Med has retained qualified researchers who it believes can prototype, test and help to effectively commercialize attractive products in targeted areas.

     When it develops new technologies, Quick-Med will seek patent protection in all major geographic end markets and it will seek exclusive ownership of the associated patent rights. Exclusive rights may maximize Quick-Med's ability to profitably commercialize the technology. If Quick-Med personnel are not the exclusive inventors of the technology, which means that Quick-Med is not the sole owner of patent rights then there will be other inventors who, according to patent law, are also able to exploit their rights under the patent. While Quick-Med can still seek to commercialize the technology under such a non-exclusive patent, its ability to do so is reduced since it could face competition from one of the other inventors named on the patent, or an entity to whom the other inventors might have assigned their rights. In cases where there are such other inventors, Quick-Med will seek a license agreement with the other inventors or their assignees so that Quick-Med has exclusive rights to commercialize the technology. To date, Quick-Med has licensed the rights to 13 patents on an exclusive basis and has filed three patent applications for its own inventions, none of which have been granted as of the date of this prospectus.

     Quick-Med does not intend to distribute its products to it's anticipated end-markets. Quick-Med expects to develop the technology to the point of developing a prototype, determining the potential for market acceptance and then finding a strategic partner or purchaser of the potential product. It seeks to choose partners to reduce risk and accelerate growth in manufacturing or distribution. For products where the ultimate end user or buyer is a civilian entity, Quick-Med intends to license its technology to a branded distributor and receive a royalty on end-market sales.

     Manufacturing will also be outsourced, in many cases to the same company distributing the product. For products where the user is a military or civil defense entity, Quick-Med will sell the product itself to the user but will outsource manufacturing to firms with military approval. In this case revenues can be earned directly from sales.

     Quick-Med believes that there can be significant benefits to strategic partnerships with larger corporations. Larger corporations may have capital, manufacturing resources, access to markets, and strong consumer brands. Quick-Med seeks to gain the capacity and channels to deliver its technology and Quick-Med believes that the larger companies need to add new products to their lines, which can allow it to develop successful relationships.

     Quick-Med currently conducts its research with contract research organizations. It has recently opened a research facility with one of these contract research organizations in Gainesville, Florida near its University of Florida researchers. Research and development is also being conducted with the US Army pursuant to a CRADA agreement.

     In the future, Quick-Med intends to conduct research and development in its own facilities or with contract research organizations. Research and development is completed at such time as a potential product has proven efficacy and safety. If the product requires regulatory approval, then regulatory review will occur subsequent to completion of research and development. If no approval is required, then the product will be commercialized upon completion of development. If available, Quick-Med will seek patent protection as soon in the development stage as management determines a patentable invention has been discovered.

     Most of Quick-Med's proposed products will require regulatory approval before they can be sold. Quick-Med has not yet commenced the regulatory approval process on any of its products or made any filings with government agencies other than its patent applications. Quick-Med cannot predict when regulatory filings will be made and when the process will be completed.

Management Team

     Quick-Med's management team is composed of bankers, scientists, attorneys, retired military generals and business professionals, all with 16 to 35 years of experience in their respective fields, and have attained senior levels in their corporate, scientific or military careers.

Scientific Team

     Quick-Med's scientific team consists of experienced leading academic and private sector researchers in the targeted research and development segments. The team has extensive experience in the areas of wound healing, cosmetic skin treatments, biochemistry, physical and surface chemistry and material science. The team has also extensive experience in managing research and development processes for both the military and major private sector companies. Quick-Med has retained five scientists as consultants. Three additional scientists serve as officers and directors but do not receive any compensation.

Products Under Development

     Quick-Med's strategy is to develop core technologies that can apply to multiple targets in the civilian and military health care markets. Quick-Med presently has two technologies that it is seeking to use in four markets:

                                    Ilomostat

     Quick-Med has an exclusive license on a new bio-medical compound called Ilomostat. Ilomostat is a member of a class of compounds called Matrix Metallaproteinese Inhibitors or MMPIs. As discussed in articles listed above in Quick-Med Plan of Operations, scientific research by members of Quick-Med's team and other independent researchers have shown that MMPIs block the production of Matrix Metallaproteinese or, MMPs, in skin cells. They have also shown that MMPs are naturally occurring compounds that can cause detrimental effects in the skin when events trigger an over-production of MMPs in skin cells. Events that can trigger an over-production of MMPs include certain external chemical exposures, sun damage or even natural aging in which the levels of other compounds in skin cells, such as estrogen in women, decline.

     This core technology will be developed into two product lines: chemical warfare and skin care.

Chemical Warfare

     As exemplified by the recent Anthrax incidents, chemical warfare is now a the leading threat posed by rogue military states or terrorists. Quick-Med is developing a post-injury chemical warfare agent for treatment of mustard gas and other chemical burns to be sold to the U.S. military and friendly states, as well as for civil defense. Related products to be developed will target the civilian chemical burn market in areas like industrial accidents and civilian or military exposures to hazardous materials.

     Quick-Med expects to complete research and development of the post-injury agent within 12 to 24 months of the date of this prospectus. It expects final product specification, initial contract awards, manufacturing and distribution to be initiated within 18 to 24 months of the completion of the research and development stage. Quick-Med will have exclusive rights to this potential product subject to its obligation under the CRADA to sell any product to the U.S. Army and is required to pay royalties to the MMP patent holder.

Skin Care

     Quick-Med believes that one of the largest health care markets is skin care, especially in the aging population where natural chemical processes like declining estrogen levels lead to skin deterioration. Quick-Med is developing an anti-wrinkle cosmetic cream with particular application to post-menopausal women as a healthier alternative to estrogen replacement. Related products will target the general marketplace for skin care products.

     Quick-Med expects to complete research and development of the cosmetic cream within 9 to 18 months of the date of this prospectus. It expects to license the formulation to a manufacturing and distribution partner within 6 to 12 months after the completion of research and development. Quick-Med has filed a patent application for the formulation of this product and will have exclusive rights to this product, subject to its obligation to pay royalties to the inventor.

                        Advanced Super Absorbent Polymers

     Quick-Med has filed a patent application for a second core technology for super absorbent polymers that are chemically engineered to create new products in the following target markets:

     Wound dressings

     Based upon a report by STAC, which forecasts an aging population, Quick-Med believes the market for severe or chronic wound dressings used in hospitals and outpatient facilities is large and growing rapidly. Yet the technology used in the current high margin products like the gauze bandage still found in most medicine cabinets lags far behind available science. Quick-Med is developing a proprietary modern bandage, which employs an advanced wound dressing that utilizes its super absorbent polymer technology to deliver medication while disinfecting and absorbing exudate.

     Quick-Med expects to complete research and development of the wound dressing within 9 to 18 months of the date of this prospectus. Quick-Med has filed a patent application that is currently pending and will provide them with exclusive rights to use should a patent be granted. It expects to license the technology to a manufacturing and distribution partner within 6 to 12 months of the completion of the research and development stage.

     Quick-Med is exploring other uses of this technology that would benefit from the antimicrobial properties, since the dressing can be included in many kinds of fabrics. Potential uses are surgical clothing, tablecloths, shoes and masks.


         Protective clothing

     Based on the Department of Defense Nuclear Biological/Chemical Defense Annual Report to Congress Dated March 2000, the U.S. Army is expected to spend over $1 billion by 2010 to purchase clothing for protecting soldiers from chemical warfare attacks. The current protective gear, consists of heavy clothing laced with activated carbon that is difficult to wear and requires frequent replacement. Quick-Med is developing a fabric comprised of layers of high efficiency filtration fiber webs, some of which are treated with neutralizers for chemical warfare agents. This technology may also be used for emergency response forces and hazardous material handlers. This project is on hold until funding is obtained.

     If sufficient funding is obtained, it expects to complete research and development of a protective fabric within 18 to 30 months after funding. In order to develop a commercial product, Quick-Med needs to find a manufacturing partner that meets U.S. Military requirements within 6 to 12 months of the completion of research and development. Currently, there are no pending patents or patent applications for this proposed product.

Current Status of the Projects

     The goals and current status of the four research and development projects are:

     Anti-Wrinkle Cosmetic Product

     The goal of this project is to develop a cosmetic product that visibly reduces the signs of skin aging by reducing the appearance of lines and wrinkles, increasing skin firmness while it softens and smoothes the skin. The main feature of the cosmetic will be a formulation containing a combination of a patented matrix metalloproteinase or MMP inhibitor and a plant extract containing a phytoestrogen in an emollient cream. Previous scientific research published in leading medical journals cited above has demonstrated that the activity of MMPs dramatically increases in the skin with age, especially in postmenopausal women, and that topical application of estrogen reduces the level of MMP activity in the skin of women and increases the amount of skin collagen. Combining a phytoestrogen-containing plant extract with the MMP inhibitor is anticipated to produce a strong synergistic benefit on the extracellular matrix of the skin.

     A patent application on the skin care formulation was submitted to the U.
S. Patent Office. Current development involves optimizing the composition of the formulation. Efforts are underway with expert consultants in the fields of cream and hydrogel formulations, phytoestrogens, MMP inhibitors, consumer preferences and marketing research.

     Animal and human testing of a potential product began in the summer of 2001. Assuming development is successful, Quick-Med intends to attempt to commercialize this potential product in collaboration with a major cosmetic manufacturer and retailing company. The compounds it intends to use in this product will be safe to humans and are already used in commercially available products. In addition, it will not use concentrations of materials that will require regulation as a drug by the FDA. It will use concentrations and make effectiveness claims that allow the product to be regulated by the FDA as a cosmetic and not a drug. This implies a less time consuming and less costly testing protocols than for a drug and does not require FDA approval. It expects the testing to take 9-18 months after commencement and to require not more than $250,000 in development costs.

     Treatment of Sulfur Mustard Injuries of the Skin and Eye

     The goal of this project is to develop a drug formulation that will reduce tissue damage following exposure to vesicating or blistering chemical agents. Even prior to the September 11, 2001 terrorist attacks, the U.S. Army has determined that changing political conditions in the world have placed U.S. troops and civilians at significant risk for exposure to chemical warfare agents, especially the vesicating agent sulfur mustard. Previous research of sulfur mustard injuries to the eye, skin, and lungs indicates that chronically elevated levels of proteases cause much of the tissue damage in tissues exposure to sulfur mustard. Quick-Med has an exclusive license for a synthetic MMP Inhibitor that has been proven in clinical studies conducted by Glycomed, Inc. to reduce damage in ocular tissues of patients with infections and in animals following severe chemical injury to the eye. These studies are described in "Galardin Reduced Corneal Perforations in Clinical Trials," press release by Glycomed, Inc., December 22, 1994. G.S. Schultz, S. Strelow, G.S. Stern, N. Chegini, M.B. Grant, R.E. Galardy, D. Grabelny, J.J. Rowsey, C. Stonecipher, and
V. Parmley. Inhibition of Cornea Ulceration After Severe Alkali Injury by a Synthetic Metalloproteinase Inhibitor. Invest Ophthalmol Vis Sci 33:3325-3331, 1992.

     A Cooperative Research and Development Agreement, or CRADA, was signed in 2000 with the U.S. Army Medical Research Institute of Chemical Defense to develop the MMP inhibitor for treatment of sulfur mustard injuries to the eye and skin. Initial tests of Ilomostat, one of the MMP inhibitors, for treatment of sulfur mustard injuries in mouse skin have produced encouraging results. Animal tests are underway evaluating Ilomostat for treatment of sulfur mustard injury in rabbit eyes. Under the terms of the CRADA, the U.S. Military will design, pay for and conduct all tests, handling of hazardous materials and compliance with environmental regulations. Quick-Med does not expect testing on human subjects. The U.S. Military will also be responsible for product acceptance testing and associated regulatory approvals. While the term of the CRADA extends for five years, it is expected that product development and testing will require 12 to 24 months.

     Assuming development is successful, Quick-Med will attempt to commercialize this potential product, which will be achieved in collaboration with a major ocular drug company. In addition, Quick-Med may attempt to commercialize the product for treatment of household and industrial chemical burns. Preliminary discussions have commenced with potential partners.

     Wound Dressing Project

     The goal of this project is to develop a bandage suitable for application on severe wounds received in both military and civilian activities. The main feature of the dressing is an highly effective antimicrobial capable of substantially reducing pathogen load over extensive intervals or until permanent wound care can be administered.

     The agent chosen is not susceptible to the shortcomings of antibiotics because it is:

     o    Broadly effective against bacteria, fungi and viruses

     o    Not hindered by the presence of body fluids

     o Capable of deactivating bacterial species that are resistant to antibiotics

     o    Non-allergenic and non-extractable from the wound dressing

     This goal has been substantially achieved by the invention of a polymer that can be grafted or attached to a variety of materials that have the properties essential for use in a bandage.

     Microbiological lab testing by Quick-Med has confirmed the effectiveness of the polymer grafted to cellulose in deactivating at levels of 99.99% or more of bacteria, fungus or virus type isolates which are associated with more than 75% of commonly occurring wound infections. Future phases of the project are intended to add a super absorbent polymer as well as a blood coagulating agent to the dressing.

     Assuming development is successful, Quick-Med will attempt to commercialize this potential product in collaboration with a major medical device manufacturer.

     Protective Clothing Project

     The goal of this project is to develop fabrics and apparel suitable as protective barriers to the challenges of hazardous materials including chemical and biological warfare agents and industrial solvent chemicals.

     The proposed fabric is constructed so as to permit the transmission of moisture from the body of the wearer without sacrificing its effectiveness as a barrier. It is expected to be comfortable and durable to damage from wear over extended periods of wear in military field use and reusable after laundering.

     In early testing, a grafted chemical molecule capable of neutralizing and permanently binding mustard gas was prepared and, upon preliminary testing, found to be sufficiently effective for the intended applications. A grafted chemical molecule is one that has been chemically attached to another molecule. The microbiocide is attached to a substrate layer such as cellulose with the aid of a polymer.

     Future development involves the evaluation of neutralizing agents for other hazardous materials, combination of layers that represent barriers to all chemical challenges and the inclusion of a polymer graft layer already demonstrated to be effective against bacteria and viruses. A polymer graft layer is a layer of material that contains a polymer to which a microbiocide has been attached and which contains an entire layer of these grafted molecules attached to its surface.

     Quick-Med determined that collaboration and joint development with one or more companies capable of producing the fabrics and clothing is necessary. Quick-Med has determined that limited efforts will be directed towards this product until a suitable partner is found.

Patents and Exclusive Licenses

     Quick-Med's strategy is to obtain original patents or exclusive composition and use licenses to practice patents relating to core technologies and their use in targeted applications. These patents or licenses provide the legal basis for Quick-Med to develop and in the future to commercialize its products. If Quick-Med files a patent application, then it will generally have exclusive rights to the product.

     If a promising invention has been discovered but proper testing results have not been obtained, a provisional application may be filed. A provisional patent is a filing that demonstrates an intention to patent a certain technology. The inventor is given up to one year to apply for a permanent patent. If the patent applied for is approved, the date that is assigned is the original filing date of the provisional patent.

     Quick-Med does not own any patents. It has filed the patent applications listed below and has also licensed granted patents also listed below.

     Quick-Med's Patent Applications

     o Quick-Med has filed and owns the rights to three original patent applications for: A super absorbent polymer antimicrobial wound dressing for use in the wound care product;

     o An advanced non-estrogen anti-aging/anti-wrinkle topical cream for the cosmetic anti-wrinkle skin care product; and

     o    Compositions for treating skin and eyes exposed to mustard gas.


     Wound Dressings. In June 2001, Quick-Med filed a patent application relating to the wound dressing project, which if granted, would expire in December 2019. Related applications have been filed since that date to expand the scope of the additional filings. Also, corresponding international applications were filed.

     Presently, Quick-Med owns an undivided one-half interest in these patent applications. University of Florida Research Foundation owns the other one-half undivided interest. Quick-Med is negotiating with the University for exclusive rights to these applications. If these negotiations are not successful, then the University will have the right to use these patents. However, Quick-Med believes that the University may be effectively barred from competing with its proposed product since, in its opinion, Quick-Med believes that these rights alone are not sufficient to commercialize a product. Quick-Med has not obtained a legal opinion regarding these rights.

     Anti-Wrinkle Cosmetic Cream. The Anti-Wrinkle Cosmetic Cream application was filed on June 29, 2001. The application was filed in the names of David Lerner and Gregory S. Schultz, directors of Quick-Med, and has been assigned to Quick Med.

     Mustard Gas. The Mustard Gas application was filed on September 25, 2001. The application was filed in the names of David Lerner and Gregory S. Schultz, directors of Quick-Med, and has been assigned to Quick Med.

     Quick-Med's Licensed Patents

     The following is a list of patents licensed by Quick-Med for the MMP compound family from the inventors and are being used for both the skin care and chemical warfare projects:

U.S. Patents

            Expiration
No.            Date                         Description
---         ----------                      -----------

5,183,900    11/21/10    Matrix metalloprotease inhibitors
5,189,178    11/21/10    Matrix metalloprotease inhibitors
5,239,078    11/21/10    Matrix metalloprotease inhibitors
5,268,384    12/07/10    Inhibition of angiogenesis by synthetic matrix
                           metalloprotease inhibitors
5,270,326    11/21/07    Treatment for tissue ulceration
5,696,147    12/09/14    Inhibition of angiogenesis by synthetic matrix
                           metalloprotease inhibitors
5,773,438    06/30/15    Synthetic matrix metalloprotease inhibitors and use
                           thereof
5,892,112    04/06/16    Process for preparing synthetic matrix metalloprotease
                           inhibitors

Related International Patents:

No.                       Expiration Date
---                       ---------------

2736285 (Japan)          November 21, 2011
4501333 (Japan)          November 21, 2011
652016 (Australia)       November 21, 2011
1971367 (Japan)          November 21, 2011
EPO558681 (Europe)       November 21, 2011

     The European patent designates Germany, Spain, France, United Kingdom and Italy as the countries in which patent protection is effective. All of these patents relate to the U.S. patents described above.

License Agreements

     Quick-Med entered in to a license agreement in September 2000 with Richard Galardny and Damian Grobelny, the inventors, for the patented compounds for MMP Inhibitors listed above. This license agreement transfers to Quick-Med the technology for all topical applications that is the subject of issued U.S.A. and worldwide patents listed above as well as some world wide pending patent applications, which were started by the original inventors. The license agreement also gives Quick-Med the right to defend, maintain and enforce each patent in its country of issuance. Although the license agreement grants exclusive worldwide rights to Quick-Med , one or more of the patents may have lapsed, expired, or may no longer be in force. The license agreement remains in force on a country-by-country basis for the life of the last-to-expire patent licensed to Quick-Med under the license agreement, which is April 6, 2016. For some of the patents licensed, since the inventors are not the sole inventors, the University of Florida Research Foundation may have rights to grant a license or assign rights to others who may develop similar products.

     This agreement covers composition of matter and the associated method for a new technology in treating chemical wounds to the eyes and skin for both military and civilian uses, and for treating intrinsic skin aging and deterioration. Quick-Med has paid the inventors $200,000 of cash and 160,000 shares of common stock and is required to make future payments based on meeting developmental milestones. Quick-Med may have to pay up to $160,000 over the next 12 months in royalties and milestone payments.

     Quick-Med has obtained non-exclusive patent rights in cases where partial funding or research support for the invention was provided by the U.S. Government or a university. In November 2000, Quick-Med entered into a Cooperative Research and Development Agreement or CRADA with the U.S. Army Medical Research Institute of Chemical Defense to focus on treatment of sulfur mustard injuries to the eye and the skin with protease inhibitors. The background for the collaboration comes from published results in animal models and clinical trials using Ilomostat for treatment of severe and moderate corneal ulcers produced by chemical injury or bacterial infection and psoriasis. The goal of the CRADA is to develop a product for use in treating these injuries that the military will purchase.

     In the case of university support, most universities maintain the policy that patents resulting from work by or with faculty members are at least partially owned by the university. This affects Quick-Med because several of the companies current scientists are University of Florida faculty. Quick-Med is negotiating an arrangement with the University of Florida under which Quick-Med will have exclusive rights to commercialize the affected inventions. Until an agreement is negotiated, none of these faculty members are conducting any research on behalf of Quick-Med.

Agreements with Consultants and Employees

     All of Quick-Med's employees and consultants have signed agreements that assign to Quick-Med all intellectual property rights to any inventions or other proprietary information in any area in which that person is working with Quick-Med. None of these agreements provide for the payment of any royalties. Dr. Gregory Schultz, who is on the faculty of the University of Florida Medical School, is the only consultant who currently has any rights in any intellectual property that may be shared with Quick-Med. Dr. Schultz may be paid a royalty by the University out of royalties that may be paid by

Quick-Med to the University. The agreements with the other three researchers affiliated with the University of Florida are structured so that the University does not have any rights in the research conducted or funded by Quick-Med.

Research and Development Spending

     In the past two fiscal years Quick-Med has not incurred research and development expenses. However, it began incurring such expenses in 2001, when it employed scientists to conduct research. For the year ended December 31, 2001, research and development expense was $170,936.

Potential Markets for Quick-Med Products

     Quick-Med's strategy is to provide premium products in military and civilian health care markets where it can leverage its core technologies with multiple applications. Quick-Med has focused on markets where the performance of current products can be substantially improved through more modern technology and where there is low price sensitivity by the ultimate consumer.

     The U.S. government has allocated $10 billion alone for the Defense Preparedness Program, in addition to significant programs currently administered by the U.S. Army Chemical and Biological Medical Research Command that have allocated $4 billion over the next four years for research and development of defenses against chemical or biological warfare. Based on the initial scientific evidence for its compound Ilomostat, Quick-Med has entered a Cooperative Research and Development Agreement with the Department of Defense to develop a post-injury agent for mustard gas and similar chemical agents. These agreements are beneficial to Quick-Med because they not only provide funding and military assistance in developing the product, they also indicate interest and financial commitment to the project by the military.

     The wound care market is a major priority, as Quick-Med believes it is a growing market with potential in both the military and civilian areas. It is currently served by largely low-tech products. For example, the gauze bandage remains the primary over-the-counter and emergency room product with little change in 50 years.

     Quick-Med believes there is a new, emerging, worldwide market for premium wound care products that combine instant coagulation, bactericidal, and biodegradable features in dressings for serious wounds. It expects that demand will be driven by quality preferences as well as by cost savings in the case of dressings whose medical properties permit less frequent application and more rapid healing time.

     At present, there are no products on the market satisfying this need, as these products are still in the research and development stage. The Department of The Army's Institute of Surgical Research indicates that at least two companies have work-in-progress for products for this market, including the American Red Cross. The American Red Cross received an Army grant because the Army places a high priority on saving soldiers' lives on the battlefield.

     Quick-Med's Advanced Super-Absorbent Polymers technology is intended to apply to a wide variety of end markets:

                        Potential Customers for Quick-Med


               End Uses                        Industries and Professions
               --------                        --------------------------

          Households                      Automotive
          Hospitals                       Airlines
          Emergency Rooms                 Cruise Lines
          Nursing Homes                   Buses
          E.M.S. Services                 Railroads/Subways
          Fire/Rescue                     Taxis
          All Schools                     Factories with risk of major accidents
          First Aid Kits                  Medicine
          Veterinary Clinics              Construction
          Over-The-Counter                Police
                                          Military

     Quick-Med also intends to focus on the feminine hygiene, pediatric diaper, and adult incontinency markets as its business develops. This unique technology is expected to add beneficial medical capabilities to the standard feminine napkins, pediatric diapers, and adult incontinence products, whose total annual sales is approximately $15 billion according to the Southern Technology Applications Center at the University of Florida.

     Another important market for Quick-Med is the cosmetic skin care products for anti-aging and anti-wrinkling, particularly for post-menopausal women. Due to the aging of the "baby boom" population, this market is generally expected to grow significantly over the next five to ten years. With Ilomostat, given its known therapeutic effects, Quick-Med believes it has an opportunity to introduce more effective products to this market, particularly for post-menopausal women as an alternative to estrogen replacement therapy.

     A related market opportunity is in protective clothing that defends against chemical attack. At present, Tex-Shield is the sole source contractor for the Joint Service Light Integrated Suit Technology chemical suit for all of the U.S. armed services, with a $1 billion plus multi-year contract. These protective suits are fabricated with an old technology based on activated carbon. The military has expressed great interest in replacing this technology with more effective techniques within several years. Quick-Med's new chemically modified, high filtration fiber web technology can form the basis for the next generation of protective fabric. It intends to pursue a Cooperative Research and Development Agreement for this technology at the appropriate time.

     In summary, the core technologies can lead to products in several multi-billion dollar markets where consumers are not particularly cost-conscious and where significant demand exists for premium products that deliver enhanced performance.


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

Government Regulation

     The research and development, manufacture, and marketing of human pharmaceutical and diagnostic products and devices are subject to regulation primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, and local entities regulate, among other things, research and development activities and the testing, manufacturing, safety, handling, effectiveness, labeling, storage, record keeping, approval, advertising, and promotion of the products the Quick-Med is developing.

     Noncompliance with applicable requirements can result in refusal to approve product licensing or revocation of approvals previously granted. Noncompliance can also result in fines, criminal prosecution, recall or seizure of products, total or partial suspension of production, or refusal to enter into additional contracts with Quick-Med.

     The FDA approval process for bio-medical devices has historically been costly and time consuming. Recently, the FDA has shortened the approval process for medical devices to approximately six months from the normal 18 months required for drug products. Under current law, each medical product manufacturing establishment must be registered with, and determined to be adequate by, the FDA before the product is approved.

     Quick-Med has not filed for regulatory approval of any potential product as none of its products have reached the development stage requiring a filing. Any regulatory approvals that Quick-Med receives for a product may be subject to limitations on the indicated uses for which the product may be marketed. After Quick-Med obtains marketing approval for any product, the manufacturer and the manufacturing facilities for that product will be subject to continual review and periodic inspections by the FDA and other regulatory authorities. If previously unknown problems with the product or with the manufacturer or facility are discovered, restrictions on the product or manufacturer may result, including an order to withdraw the product from the market. If Quick-Med fails to comply with applicable requirements, it may be fined, suspended or subject to withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

     Quick-Med has a three part strategy to ensure it complies with government regulations and minimizing the time required for regulatory approval of its products:

     Quick-Med has retained Covington & Burling, a law firm specializing in regulatory affairs activities affecting the pharmaceutical, cosmetic, medical device industries. This firm will assist Quick-Med with the following regulatory activities when required:

Regulatory Strategy and Liaison with FDA

     o    Non-clinical and clinical program assessment/development

     o    Non-clinical and clinical protocol review/monitoring of studies

     o    Regulatory affairs management/guidance

Product Development and Launch Strategy

     o    Validation of methods/processes

     o    Product development strategies/assessment

     o    Product Compliance

     o    Label and labeling compliance

     For two of its planned products, Quick-Med anticipates working in cooperation with the U.S. Military under Cooperative Research and Development Agreements. If so, military tests of product safety and efficacy will satisfy U.S. regulatory requirements.

     Quick-Med intends to only develop working arrangements with individuals and organizations that already have satisfactory records in government regulatory compliance or approvals.

Properties

     We own no properties and at this time have no agreements to acquire any properties.

     Quick-Med occupies 600 square feet at 401 N.E. 25th Terrace, Boca Raton, Florida. Space is provided to us at $500 per month by David S. Lerner, Quick-Med's president.

     Quick-Med has leased 1,600 square feet of laboratory space in Gainesville, Florida pursuant to a one-year lease with payments of $800 per month. Quick-Med spent approximately $12,000 for leasehold improvements and equipment for the lab.

Legal Proceedings

     There is no litigation pending or threatened by or against us or Quick-Med.

Employees

     Above Average

     We currently have no employees. However, our 2 officers, Devinder Randhawa and Bob Hemmerling, devote approximately 5% of their time on a monthly basis to our business affairs, more if necessary.

     Quick-Med

     Quick-Med currently employs David Lerner on a full-time basis as president and five part-time scientific consultants and two part-time administrative independent contractors.

                             PRINCIPAL SHAREHOLDERS

     The table below lists as of the date of this prospectus, the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. The table indicates the number and percentage of shares held before and after the proposed acquisition. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


                                Shares Beneficially            Shares to be
Directors, Officers and            Prior Owned              Beneficially Owned
    5% Stockholders               to Acquisition            After Acquisition
-----------------------         -------------------         ------------------

                                Number      Percent          Number      Percent
                                ------      -------          ------      -------

David Lerner                          0       0           4,523,000(1)    33.5%
401 NE 25th Terrace
Boca Raton, FL  33431-7524

Michael Granito, Ph.D.                0       0           3,205,000(2)    25.0%
30 E. 37th Street
New York, NY  10016

Ret. Lt. Gen. Paul Cerjan             0       0             690,000(2)     5.3%
1460 North Woodhouse Road
Virginia Beach, VA  23454

Ret. Maj. Gen. George Friel           0       0             420,000(2)     3.2%
R.R. 2, Box 69
Buckeye, WV  24924

Gerald M. Olderman, Ph.D.             0       0             420,000        3.2%
17 Pickman Drive
Bedford, MA  01730

Gregory Schultz, Ph.D.                0       0             690,000        5.3%
University of Florida
Department of Ob/Gyn
Box 100294
1600 SW Archer Road
Gainesville, FL  32610

Michael Karsch                        0       0             150,000(2)     1.1%
301 Yamato Road, Suite 4150
Boca Raton, FL  33431

Devinder Randhawa               152,000      30.4%                0          0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

Bob Hemmerling                  152,000      30.4%                0          0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

All Above Average directors     304,000      60.8%                0          0%
and officers as a group
(2 persons)

All Quick-Med directors and                               9,758,000       76.4%
officers as a group
(7 persons)


     (1)  Includes 250,000 shares issuable upon the exercise of options

     (2)  Includes 15,000 shares issuable upon the exercise of options

     All the stock shown above are common stock. The balance of our outstanding Common stock are held by 8 persons.

                                   MANAGEMENT


     Quick-Med's directors and officers are as follows:


Name                            Age     Position
----                            ---     --------

Michael R. Granito, Ph.D.       50      Chairman

David S. Lerner                 48      President and Director

Paul G. Cerjan, Lt. Gen./Ret.   62      Vice-President, Worldwide Military
                                        Affairs and Director

George E. Friel,                58      Vice President, Military Research &
 Maj. Gen/Ret.                          Development and Director

Gerald M. Olderman, Ph.D.       67      Vice-President, Commercial Research and
                                        Development and Director

Gregory S. Schultz, Ph.D.       51      Vice President, Clinical Laboratory
                                        Research and Development and Director

Michael D. Karsch               41      General Counsel, Secretary and Director

     Michael D. Granito, Ph.D. was appointed to his position with Quick-Med in July 2000. Since 1979, he has been a Managing Director for J.P. Morgan Investment Management in New York. He was responsible for world-wide Capital Market Research activities in London, Frankfurt, Tokyo, and Melbourne offices, and was Chair of Foundation for Research in International Banking and Finance or FRIBF. Mr. Granito earned a doctorate in Finance, and graduated with triple major in accounting, finance, and economics from The Wharton School of The University of Pennsylvania. He also served as an Adjunct Professor of Finance at Yale University and New York University and author of a book and 14 papers on finance and foreign exchange topics.

     David S. Lerner was appointed to his position upon incorporation of Quick-Med in December 1997. Since late 1995 he has been engaged on a full-time basis in the formation and development of Quick-Med. Prior to Quick-Med, Mr. Lerner has 20 years experience in international and domestic manufacturing, marketing, sales, and business development. He has had business activities in Asia, Europe, South America, and Mexico; and successfully handled export financing activities, including letter of credit and manufacturing arrangements. Mr. Lerner has also dealt with major retailers like Sears, K-Mart, and WalMart and developed markets for private label and nationally-branded products through large mass retailers and department stores. Mr. Lerner earned a B.A. from Queens College at the City University of New York.

     Lt. Gen. Paul G. Cerjan (Ret.) - U.S. Army Lieutenant General, was appointed his position in July 2000. From December 1997 to September 2000, Mr. Cerjan was president of Regent University in Virginia Beach, Virginia. From August 1994 to October 1997, he served as director tactical systems for Lockheed Martin (NYSE:LMT) in Arlington, Virginia. He was in the U.S. Army from 1960 to 1994, rising to the rank of Lieutenant General. Mr. Cerjan served as project manager for the design and construction of a small city for 26,000 people valued at $1.3 billion, managed 22 separate organizations in Europe with 70,000 people; supervised all aspects of community life in Europe for 300,000 Americans and served as CEO for a university organization educating the most senior leadership of the Department of Defense. Mr. Cerjan has an M.S. in Construction Management from Oklahoma State University; a B.S. in Engineering from United States Military Academy at West Point, and is a registered professional engineer in Virginia.

     Maj. Gen. George E. Friel (Ret.) - U.S. Army Major General, was appointed to his position in July 2000. Since September 1998, he has been self-employed as a consultant to various organizations in the defense industry. He was in the U.S. Army from 1967 to 1998, rising to the rank of Major General. Mr. Friel was the Commanding General of the U.S. Army Chemical and Biological Defense Command, at the Aberdeen Proving Ground in Maryland, Deputy Chief of Staff for Chemical and Biological Matters of the Army Material Command, Alexandria, Virginia from 1992 to 1998, and was responsible for a $1 billion contract for protective military clothing. He served as Commanding General, 59th Ordinance Brigade, Pinnasens, Germany; Chief, Nuclear Chemical Division, U.S. Army Europe; and Commander, Miesau Army Depot in Germany. Mr. Friel was also responsible for $600 million budget for Nuclear Biological and Chemical Defense Command for six years and directed over 1,100 scientists and engineers including 150 Ph.D.s. Mr. Friel has also served as Chairman of the boards of The Nuclear, Biological, and Chemical Defense Enterprise at the Edgewood Arsenal, and The Army Material Command, Acquisition and Procurement Enterprise. He earned a B.S. from University of Nebraska and M.B.A. from Northwest Missouri State University and is a graduate of the U.S. Army Chemical School Basic and Advanced Courses.

     Gerald M. Olderman, Ph.D. was appointed to his position in July 2000. Since November 1996, he has been a Vice-President and Associate of R.F. Caffrey & Associates, a management consultant to medical device companies and suppliers. From November 1991 to November 1996, he served a Director and Head of Research and Development for C.R. Bard, Inc.'s Cardiopulmonary Division, manufacturer of health care products and a subsidiary of TYCO International, (NYSE:TYC). He has 35 years in the health care industry, 31 years in technical management, and 25 years as the head of research and development activities for Fortune 500 companies. He organized a new product development process for the cardiopulmonary division of C.R. Bard Co. in which 19 new medical devices were developed, including an intra-aortic balloon and pump and a centrifugal heart by-pass pump. From 1985 to 1991, as vice president for domestic and international research and development for Baxter Healthcare Corp., (NYSE:BAX), Dr. Olderman directed technical programs for surgical, medical, home health care, and industrial market segments including programs for wound management. From 1978 to 1985, as vice president for research and development for the Convertors Division of American Hospital Supply prior to its acquisition by Baxter, he led product development and made material changes in a program that helped to increase market share from 30% to 45% of a $750 million market. He also handled quality assurance, business planning and market research. From 1972 to 1978, as vice president for research and development and director of Surgikos, Inc., a subsidiary of Johnson & Johnson, (NYSE:JNJ), he built technical organization to support the company's goals and entered the additional market of extracorporeal products. He led the development of products for the surgical line including package development, clinical research, regulatory compliance and quality assurance. From 1961 to 1964, he served as a Senior Scientist in the Hospital Division of J & J, assigned to wound care dressings and absorbent products. Dr. Olderman received a B.S. in Chemistry from Rensselaer Polytechnic Institute in Troy, New York in 1958. He also earned an M.S. in Physical Chemistry in 1972, and a Ph.D. in Physical Chemistry in 1973 from Seton Hall University in South Orange, New Jersey.

     Gregory S. Schultz, Ph.D. was appointed to his position in July 2000. Since July 1989 he has served as a Professor of Obstetrics/Gynecology in the College of Medicine and researcher at the University of Florida in Gainesville. From 1986 to 1988, Dr. Schultz served as principle investigator for U.S. Army Medical Research Contracts. Dr. Schultz previously was an Associate Professor of Ophthalmology and Associate Professor of Biochemistry at University of Louisville School of Medicine. Dr. Schultz earned a doctorate in biochemistry from Oklahoma State University and a postdoctoral fellowship in cell biology at Yale University. His specialty is the development of growth factors for the wound healing process. Growth factors are those elements that speed the healing processes. He also serves as Quick-Med's principal investigator and has been a principal investigator on 20 research grants since 1980.

     Michael D. Karsch was appointed Director, General Counsel and Secretary in July 2000. Since November 2001, Mr. Karsch has been a partner with Sachs, Sax & Klein, P.A., a Boca Raton, Florida law firm. From May to November 2001, Mr. Karsch was a Managing Director of MCG Partners, Inc., a merchant banking firm. From June 2000 to April 2001, Mr. Karsch was a Vice President and General Counsel of MerchantOnline.com, Inc., a provider of secure online transactions. In October 2001, MerchantOnline filed for bankruptcy under Chapter 11 of the US Bankruptcy Code. From June 1998 to June 2000, he was a partner for Broad & Cassel, a Boca Raton, Florida law firm. From May 1997 to May 1998, he was a partner with the law firm of Bernstein & Wasserman in Boca Raton, Florida. From June 1996 to March 1997, he served as general counsel for U.S. Diagnostic, Inc., a health care management company in West Palm Beach, Florida. From August 1990 to June 1996, he was a partner with the law firm of Bachner, Talley, Polevoy and Misher in New York. From 1986 to 1990, he was an associate with the law firm of Skadden, Arps, Slate, Meagher & Flom in New York. He earned a B.S., graduating cum laude from The Wharton School of the University of Pennsylvania in 1982, and earned a J.D. from the University of Pennsylvania Law School in 1985.

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing board are filled by majority vote of the remaining directors. Our officers serve at the will of the board. There are no family relationships between any executive officer and director.

     Mr. Lerner devotes his full business time to Quick-Med and is the only employee. The other listed persons are not employees and devote from 10 to 25 percent of their business time to Quick-Med business. Quick-Med pays Messrs. Lerner and Karsch and Dr. Schultz cash compensation described below.

                             EXECUTIVE COMPENSATION


Above Average

     None of our officers or directors have received any compensation in 1999, 2000 or 2001 for their respective services rendered unto us. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, we have no funds available to pay officers or directors. Further, none of the officers or directors is accruing any compensation under any agreement with us.

Quick-Med

     David S. Lerner is currently paid at an annual rate of $128,441 per year, Michael D. Karsch is currently paid at an annual rate of $24,000 per year and Gregory Schultz is paid $15,000 per year. Quick-Med's other officers have agreed to act without cash compensation until authorized by the board, which is not expected to occur until Quick-Med has generated revenues from operations or has obtained sufficient capital. The officers or directors are not otherwise accruing any compensation under any agreement with Quick-Med. The officers and directors have been granted stock options for past services, as set forth below.

                                    Summary Compensation Table

                            Annual Compensation                    Long Term Compensation
                            -------------------                    ----------------------
Name                  Year         Title           Salary       Options    Exercise    Expiration
----                  ----         -----           ------       -------    --------    ----------
                                                                             Price

David S. Lerner       2001    President          $128,441(1)
                      2000    President          $ 45,000       250,000      $2.00      8/16/05
Michael D. Karsch     2001    General Counsel    $ 24,000
                      2000                       $ 14,000        15,000      $2.00      8/16/05
Paul G. Cerjan        2001    Vice President     $      0
                      2000                                       15,000      $2.00      8/16/05
George E. Friel       2001    Vice President     $      0
                      2000                                       15,000      $2.00      8/16/05
Gerald M. Olderman    2001    Vice President     $      0
                      2000                       $      0
Gregory S. Schultz    2001    Vice President     $ 15,000
                      2000                       $ 15,000
Michael R. Granito    2001    Chairman           $      0
                      2000                                       15,000      $2.00      8/16/05

(1) This includes $3,441 for life and health insurance.

     No cash compensation was paid prior to 2000. All of the above received the shares listed under "Principal Shareholders" in 1998, 1999 or 2000, which may be deemed compensation. In addition, an aggregate of 385,000 shares were issued in 1999 and 2000 to three scientific consultants as compensation. No additional shares are owed to any of the officers, directors or consultants under any current arrangement, although options are expected to be granted in the future.

     No retirement, pension or insurance programs or other similar programs have been adopted for Quick-Med's employees. A stock option plan has been approved by Quick-Med's board, and 840,000 options to purchase common stock have been granted to officers, directors and consultants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Above Average

     The shareholders of Above Average, including Bob Hemmerling and Devinder Randhawa, its current officers, have agreed to return the 500,000 shares of stock held by them immediately prior to the closing for cancellation. They will be paid $.05 per share for the return of the shares. Mr. Hemmerling and Mr. Randhawa will receive $7,600.00 each. Messrs. Hemmerling and Randhawa are deemed to be the promoters of Above Average.

     There have not been any other transactions with the promoters.

Quick-Med

     At December 31, 2000, Quick-Med had a note payable of $23,710 for funds advanced from Think Tank Associates, Inc., a company owned by our President, David S. Lerner. The note bears interest at 6.0% and the maturity date has been extended to December 31, 2002.

     At December 31, 2000, Quick-Med had another note payable of $150,000 for funds advanced from Michael R. Granito, our Chairman. The note was short term and bore interest at 6.0%. An additional $110,000 was advanced through March 2001. In March 2001, these loans were converted into 260,000 shares of Quick-Med common stock at an effective conversion rate of $1.00 per share. From April 2001 through January 2002, Mr. Granito advanced an additional $565,000 to Quick-Med, all of which is currently outstanding. In January 2002, Mr. Granito, who has loaned Quick-Med approximately $825,000, and Quick-Med entered into a revolving note agreement that provides for him to loan Quick-Med up to $750,000, including the outstanding $565,000. The agreement provides that the outstanding balance is convertible into common stock at $1.00 per share at Mr. Granito's option. These funds will be available until Quick-Med is able to raise sufficient funds from third parties. The agreement also extended the maturity date to December 31, 2002.

     Messrs. Lerner and Granito are deemed to be the promoters of Quick-Med. Mr. Lerner received 4,273,000 shares and Mr. Granito 2,930,000 shares for founding Quick-Med. There have not been any other transactions with promoters.

     Other than the relationships with the University of Florida, no officer or director has any relationship with any company or entity that will be working on developing Quick-Med's technology or patents.

                                LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against Above or Quick-Med.

                           MARKET FOR OUR COMMON STOCK

     There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

     Our common stock is not quoted at the present time. The SEC has adopted a rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     To approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience and objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Management intends that the merger with Quick-Med will allow our securities to be traded on the OTC Bulletin Board. Initially, the trading will likely have these limitations. Failure to qualify our securities for Nasdaq or the OTC Bulletin Board or to meet the relevant maintenance criteria after qualification in the future may result in our securities being delisted. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations for our securities.

 Holders

     There are currently 28 holders of Above Average Common Stock, and 17 holders of Quick-Med Common Stock. Immediately after the merger we will have 35 shareholders both beneficially and of record if all of the investors reconfirm their investment.

Dividends

     We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

     After the merger the transfer agent will be Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004.

                            DESCRIPTION OF SECURITIES

Above Average

     Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 3,000,000 shares of common stock issued and outstanding, as of the date of this filing. However, some outstanding shares may be cancelled if any, but not more than 20%, of the investors in the offer decide not to approve the merger. If 80% of the investors do not approve the merger, the funds in escrow will be promptly returned, and the 2,500,000 shares sold in the offering will be cancelled.

Common Stock

     All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting for electing directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event we are liquidated, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of legally available funds.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. 500,000 of the shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

     Quick-Med's authorized capital stock consists of 16,000,000 shares of which 15,000,000 are common stock, par value $.001 per share, and 1,000,000 are preferred stock, par value $.001 per share. There are 10,260,000 shares of common stock issued and outstanding, as of the date of this filing. No preferred stock has been issued.

Common Stock

     All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting for electing directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event we are liquidated, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of legally available funds.

Quick-Med Options

     Quick-Med has issued 840,000 options to its officers, directors and employees. Quick-Med's management has adopted a stock option plan providing for the issuance of options to purchase up to 3,000,000 shares of common stock. We are assuming the stock option plan and agreements as part of the merger.

                        SHARES ELIGIBLE FOR FUTURE RESALE

     There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

     If 100% of the investors reconfirm their investment, we will have 3,000,000 shares outstanding. The 2,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Quick-Med, as that term is defined in Rule 144 under the Securities Act described below. The 10,260,000 shares to be issued when the merger is consummated will be restricted stock under Rule 144. The 500,000 shares of restricted stock currently outstanding will be purchased by Above Average as part of the merger, and canceled when the merger is consummated.

     Quick-Med has issued 840,000 options to its officers, directors and employees under its stock option plan. These options will be assumed by us as part of the merger transaction.

                             REPORTS TO STOCKHOLDERS

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Quick-Med's fiscal year ends on December 31st.

                                  LEGAL MATTERS

     The validity of the shares offered under this prospectus was passed upon for us by Evers & Hendrickson, LLP of San Francisco, California, and is now being passed upon by Foley and Lardner of San Francisco, California.

                                     EXPERTS

     Our financial statements as of the period ended June 30, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and on the authority of the firm as experts in accounting and auditing.

     The financial statements of Above Average for the year ended June 30, 2001 and of Quick-Med for the years ended December 31, 2000 and December 31, 1999 included in this prospectus have been audited by Daszkal Bolton Manela Devlin & Co., Certified Public Accountants, 2401 N.W. Boca Raton Boulevard, Suite 100, Boca Raton, Florida 33431, independent auditors, and are included in reliance upon the reports of the firm and on their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, states certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

     The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted under the applicable standard of conduct stated in the statutory provisions. Our directors and officers are indemnified to the full extent permitted by Nevada law in our Articles of Incorporation.

     We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

     Although indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the SEC, this form of indemnification is against public policy as expressed in the Securities Act, and is considered unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27545) on January 24, 2000.

     In September, 2001, we appointed Daszkal Bolton Manela Devlin & Co. to replace Cordovano & Harvey, P.C. as our principal accountants. The report of Cordovano & Harvey, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Daszkal Bolton Manela Devlin & Co. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27545) on September 7, 2001.

                          Index to Financial Statements

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)

                                                                            Page
                                                                            ----

Independent auditor's report.............................................. F-2-3
Balance sheet as of June 30, 2001........................................... F-4
Statement of operations for the years ended June 30, 2001 and
 2000 and for the period from April 21, 1997 (inception) through
 June 30, 2001 (unaudited).................................................. F-5
Statement of shareholders' equity (deficit), from April 21, 1997
 (inception) through June 30, 2001.......................................... F-6
Statement of cash flows for the years ended June 30, 2001 and
 2000 and for the period from April 21, 1997 (inception) through
 June 30, 2001 (unaudited).................................................. F-7
Notes to financial statements as of June 30, 2001........................ F-8-13
Condensed Balance Sheet (unaudited) as of September 30, 2001............... F-14
Condensed Statements of Operations (unaudited) for the three months ended September 30, 2001 and 2000, nine months ended
 September 30, 2001 and 2000 and from April 21, 1997 (inception)
 through September 30, 2001................................................ F-15
Condensed Statements of Cash Flows (unaudited) for the nine
 months added September 30, 2001 and 2000 From April 21, 1997
 (inception) through September 30, 2001.................................... F-16
Notes to Condensed Financial Statements............................... F-17-F-18

                          QUICK-MED TECHNOLOGIES, INC.
                          (A Development Stage Company)

Independent Auditors' Report............................................... F-19
Balance Sheet as of December 31, 2000 and June 30, 2001
 (unaudited)...........................................F-20
Statements of Operations and Accumulated Deficit for the years ended December 31, 2000 and 1999 and unaudited for the period from December 9, 1997 (inception) through December 31, 2000 and for the six months ended June 30, 2001 and 2000........................... F-21
Statement of Stockholders' Deficit for the years ended
 December 31, 2000 and 1999, and unaudited for the period from
 December 9, 1997 (inception) through June 30, 2001 for the six months ended June 30, 2001................................................ F-22
Statements of Cash Flows for the years ended December 31 2000 and 1999 and unaudited for the period from December 9, 1997
 (inception) through June 30, 2001 and for the six months ended
 June 30, 2001.......................................................... F-23-24
Notes to Financial Statements......................................... F-25-F-31

                       UNAUDITED PRO FORMA FINANCIAL DATA

Cover Letter to Pro Forma Combined Financial Statements.................... F-32
Pro Forma Combined Balance Sheet as of June 30, 2001....................... F-33
Pro Forma Combined Statements of Income (Loss) as of June 30, 2001......... F-34
Pro Forma Combined Balance Sheet as of September 30, 2001.................. F-35
Pro Forma Combined Statement of Income (Loss) as of September 30, 2001..... F-36

                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Board of Directors and Stockholders
Above Average Investments, Ltd.


We have audited the accompanying balance sheets of Above Average Investments, Ltd. (a Development Stage Company) as of June 30, 2001, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended and for the period from April 21, 1997 (inception) through June 30, 2001. We did not audit the period from April 21, 1997 (inception) through June 30, 2000, which statements reflect a cumulative loss totaling $18,915. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the cumulative amounts for the period ending June 30, 1997 through June 30, 2000, is based solely on the reports of the other auditors. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Above Average Investments, Ltd. as of June 30, 2001, and the results of its operations and its cash flows for the year then ended and for the period from April 21, 1997 (inception) through June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses in the development stage. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in the footnotes accompanying the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ DASZKAL BOLTON MANELA DEVLIN & CO.
Boca Raton, Florida
November 28, 2001

To the Board of Directors and Shareholders
Above Average Investments, Ltd.

                          Independent Auditors' Report

We have audited the balance sheet of Above Average Investments, Ltd. (a development stage company) as of June 30, 2000 and the related statements of operations, shareholders' equity (deficit) and cash flows for the year ended June 30, 2000 and for the period April 21, 1997 (inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Above Average Investments, Ltd. as of June 30, 2000, and the related statements of operations, shareholders' equity (deficit) and cash flows for the year ended June 30, 2000 and for the period April 21, 1997 (inception) through June 30, 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at June 30, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
July 24, 2000

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
BALANCE SHEETS
JUNE 30, 2001 AND 2000
================================================================================

                                     ASSETS
                                     ------
                                                          2001         2000
                                                       ----------  ----------

Prepaid acquisition costs                              $   10,030  $        -
                                                       ----------  ----------

          Total assets                                 $   10,030  $        -
                                                       ==========  ==========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities:
  Accounts payable and accrued liabilities             $  129,065  $    3,795
  Liability to repurchase stock                            25,000           -
                                                       ----------  ----------

          Total current liabilities                       154,065       3,795
                                                       ----------  ----------

Common stock subject to redemption; 2,500,000 shares      125,000           -
Stock subscriptions receivable                           (125,000)          -
                                                       ----------  ----------
          Total                                                 -           -
                                                       ----------  ----------

Stockholders' deficit:
  Common stock, $0.0001 par value, 100,000,000 shares
    authorized; 500,000 shares issued and outstanding          50          50
  Additional paid-in capital                                2,365      15,070
  Accumulated deficit                                    (146,450)    (18,915)
                                                       ----------  ----------
          Total stockholders' deficit                    (144,035)     (3,795)
                                                       ----------  ----------

          Total liabilities and stockholders' deficit  $   10,030  $        -
                                                       ==========  ==========

                See accompanying notes to financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2001 AND 2000
==========================================================================================================
                                                                                         April 21, 1997
                                                                                           (inception)
                                                                    Year Ended              through
                                                                     June 30,               June 30,
                                                               2001           2000           2001
                                                            ----------     ----------      ----------
Costs and expenses:
    Legal fees                                              $   94,584        $ 8,629         103,213
    Accounting fees                                             25,970          2,233          29,826
    Printing                                                     6,804          5,954          12,758
    Licenses and fees                                              177            341             603
    Stock-based compensation for organizational costs                -              -              50
                                                            ----------     ----------      ----------

Loss from operations                                          (127,535)       (17,157)       (146,450)
                                                            ----------     ----------      ----------

Net loss                                                    $ (127,535)     $ (17,157)     $ (146,450)
                                                            ==========     ==========      ==========


Net loss per share - basic and diluted                      $   (0.26)       $ (0.03)
                                                            ==========       ========
Weighted average number of shares - basic and diluted          500,000        500,000
                                                            ==========       ========



                See accompanying notes to financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED JUNE 30, 2001 AND 2000
================================================================================================================================
                                                                                                          Deficit
                                                                                                         Accumulated
                                                                                             Additional    During
                                                   Preferred Stock          Common Stock       Paid-in    Development
                                                  Shares     Amount     Shares     Amount      Capital     Stage        Total
                                                ---------- ---------- ---------- ----------  ----------  ----------   ----------
Beginning balance, April 21, 1997                        - $        -          - $        -  $        -  $        -   $        -

Common stock issued in exchange for
  organization costs                                     -          -    500,000         50           -           -           50

Net loss for the period ended June 30, 1997              -          -          -          -           -         (50)         (50)
                                                ---------- ---------- ---------- ----------  ----------  ----------   ----------

Balance, June 30, 1997                                   -          -    500,000         50           -         (50)           -

Net loss for the year ended June 30, 1998                -          -          -          -           -           -            -
                                                ---------- ---------- ---------- ----------  ----------  ----------   ----------

Balance, June 30, 1998                                   -          -    500,000         50           -         (50)           -

Third party expenses paid by an affiliate on
  behalf of the Company                                  -          -          -          -          85           -           85

Net loss for the year ended June 30, 1999                -          -          -          -           -      (1,708)      (1,708)
                                                ---------- ---------- ---------- ----------  ----------  ----------   ----------

Balance, June 30, 1999                                   -          -    500,000         50          85      (1,758)      (1,623)

Third party expense paid by an affiliate on
  behalf of the Company                                  -          -          -          -      14,985           -       14,985

Net loss for the year ended June 30, 2000                -          -          -          -           -     (17,157)     (17,157)
                                                ---------- ---------- ---------- ----------  ----------  ----------   ----------

Balance, June 30, 2000                                   -          -    500,000         50      15,070     (18,915)      (3,795)

Third party expenses paid by an affiliate on
  behalf of the Company                                  -          -          -          -      12,295           -       12,295

Common stock to be repurchased                           -          -          -          -     (25,000)          -      (25,000)

Net loss for the year ended June 30, 2001                -          -          -          -           -    (127,535)    (127,535)
                                                ---------- ---------- ---------- ----------  ----------  ----------   ----------

Balance, June 30, 2001                                   - $        -    500,000 $       50  $    2,365  $ (146,450)  $ (144,035)
                                                ========== ========== ========== ==========  ==========  ==========   ==========

                See accompanying notes to financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2001 AND 2000
==========================================================================================================
                                                                                         April 21, 1997
                                                                                           (inception)
                                                                    Year Ended              through
                                                                     June 30,               June 30,
                                                               2001           2000           2001
                                                            ----------     ----------      ----------
    Net cash provided by operating activities:
       Net loss                                             $ (127,535)    $  (17,157)     $ (146,450)
       Non-cash transactions:
           Stock-based compensation for
             organizational costs                                    -              -              50
            Third party expenses paid by affiliate on
             behalf of  the Company, recorded as
             additional paid-in capital                         12,295         14,985          27,365
       Changes in operating assets and liabilities:
           Prepaid acquisition costs                           (10,030)             -         (10,030)
           Accounts payable and accrued liabilities            125,270          2,172         129,065
                                                            ----------     ----------      ----------
    Net cash used in operating activities                            -              -               -
                                                            ----------     ----------      ----------

    Net cash used in financing activities                            -              -               -
                                                            ----------     ----------      ----------

    Net cash from investing activities                               -              -               -
                                                            ----------     ----------      ----------

    Net increase in cash and equivalents                             -              -               -

    Cash at beginning of period                                      -              -               -
                                                            ----------     ----------      ----------

    Cash at end of period                                   $        -     $        -      $        -
                                                            ==========     ==========      ==========

    Supplemental disclosure of cash flow information:
       Cash paid during the period for:
           Interest                                         $        -     $        -      $        -
                                                            ==========     ==========      ==========
           Income taxes                                     $        -     $        -      $        -
                                                            ==========     ==========      ==========
    Non-cash financing activities:
       500,000 shares common stock issued for services      $        -     $        -      $       50
                                                            ==========     ==========      ==========
       Liability to repurchase stock and decrease in
         additional paid in capital                         $   25,000     $        -      $   25,000
                                                            ==========     ==========      ==========

                See accompanying notes to financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 1 - BASIS OF PRESENTATION

Above Average Investments, Ltd. (the "Company") was incorporated under the laws of Nevada on April 21, 1997 to engage in any lawful corporate undertaking. The Company entered into the development stage in accordance with Statements of Financial Accounting Standards (SFAS) no. 7 and is a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

The Company has been in the development stage since inception and has no significant operations to date. Since its inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company will successfully complete a merger with an operating company. Further, the Company is dependent upon certain related parties to provide continued funding and capital resources.

NOTE 2 - MANAGEMENT'S PLANS AND ISSUES AFFECTING LIQUIDITY

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained losses since inception and no revenue. There is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible effects on the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company has no cash equivalents at June 30, 2001 and 2000.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Earnings Per Share

Earnings per share are computed based on the weighted average number of common shares as if they were outstanding. Basic and diluted earnings per share are the same for the years ended 2001 and 2000.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,  continued

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," was issues in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair Value of Financial Instruments

SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based on available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payables, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently Issued Accounting Pronouncements

On June 29, 2001, the Financial Accounting Standards Board ("FASB") unanimously approved the issuance of Statements of Financial Accounting Standards No. 141, Business Combinations (Statement 141), and No. 142, Goodwill and Other Intangible Assets (Statement No. 142). Statement No. 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. Statement No. 141 changes the criteria to recognize intangible assets apart from goodwill. The requirements of Statement No. 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001.

Under Statement No. 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Identifiable intangible assets will continue to be amortized over their estimated useful lives. The requirements of Statement No. 142 are effective for fiscal years beginning after December 15, 2001.

In June 2001, the FASB also approved for issuance Statement of Financial Accounting Standards No. 143, Asset Retirement Obligations. The Statement establishes accounting requirements for obligations associated with tangible long-lived assets.

The adoption of Statements No. 141, 142 and 143 are not expected to have a material effect on the Company's financial position or results of operations.

The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company maintains a mailing address at an affiliate's address. This address is Suite 104, 1456 St. Paul Street, Kelowa, B.C., Canada, V1Y 2E6. At this time the Company has no need for an office.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 4 - RELATED PARTY TRANSACTIONS, continued

The Company has issued 500,000 shares of common stock to an officer in exchange for services related to management and organization costs of $50. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the years ended June 30, 2001 and 2000, the affiliate paid $12,295 and $14,985 in expenses on behalf of the Company. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

NOTE 5 - INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires, among other things, recognition of future tax consequences, measured by enacted tax rates attributable to taxable and deductible temporary differences between financial statement and income tax bases of assets and liabilities. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities. The tax amounts have been calculated using the 34% and 19.04% federal income tax rates for the years ended June 30, 2001 and 2000, respectively.

The Company's evaluation of the tax benefit of its net operating loss carryforward is presented in the following table. The tax amounts have been calculated using the 34% and 19.04% federal income tax rates.

                                                    Year Ended June 30,
                                                 ------------------------
                                                    2001         2000
                                                 -----------  -----------
   U.S. statutory federal rate                      0.00%        15.00%
   State income tax rate, net of federal benefit    0.00%         4.04%
   Net operating loss for which no tax benefit
    is currently available                          0.00%       -19.04%
                                                 -----------  -----------
                                                    0.00%         0.00%
                                                 ===========  ===========

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 5 - INCOME TAXES, continued

Reconciliation of the federal statutory income tax rate to the Company's effective income tax rate is as follows:

                                                    Year Ended June 30,
                                                 ------------------------
                                                    2001         2000
                                                 -----------  -----------
Benefit computed at the statutory rates
 (34% and 19.04%, respectively)                  $   (43,362) $    (3,266)
Reinstatement/change in deferred tax
 asset valuation allowance                            43,362        3,255
Tax provision (benefit)                          $         -  $         -
                                                 ===========  ===========

The components of the deferred tax assets were as follows at June 30:

                                                    Year Ended June 30,
                                                 ------------------------
                                                    2001         2000
                                                 -----------  -----------
Deferred tax assets:
  Net operating loss carryforward                $    12,577  $     3,266
  Start-up costs                                      30,785            -
                                                 -----------  -----------
        Total deferred tax assets                     43,362        3,266
                                                 -----------  -----------
Deferred tax liabilities:
  Other                                                    -            -
                                                 -----------  -----------
        Total deferred tax liabilities                     -            -
                                                 -----------  -----------
        Net deferred tax asset                        43,362        3,266
                                                 -----------  -----------
Valuation allowance:
  Beginning of year                                   (3,266)           -
  Increase during the year                           (40,096)      (3,266)
                                                 -----------  -----------
    Ending balance                                   (43,362       (3,266)
                                                 -----------  -----------
    Net deferred taxes                           $         -  $         -
                                                 ===========  ===========

As of June 30, 2001, the Company's net operating loss carry forward of approximately $36,990 will expire from 2019 through 2020.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 6 - STOCKHOLDERS' EQUITY (DEFICIT)

The Company initially authorized 25,000 shares of $1.00 par value common stock. On August 3, 1999 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $0.0001. On April 22, 1997 the Company issued 500,00 shares of common stock for services valued at $0.0001 per share. The shares were valued nominally at $50 as there was no market price for the Company's common stock as of the date of issuance.

On August 19, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on April 21, 1997 from 25,000, no par value to 100,000,000, $0.0001 par value. Nevada Revised Statutes Section 78.385 (C) treats this amendment as if it was filed on April 21, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.

In December 2000, the Company completed an initial public offering of 2,500,000 common shares at $0.05 per share for cash proceeds of $125,000. Beginning in September 2001, the proceeds of the offering and the common stock issued pursuant thereto are being held in an escrow account, and shall remain in the escrow account until an acquisition meeting specific criteria is completed, and before the deposited funds and deposited securities can be released to the Company and the investors, respectively, the Company is required to update its registration statement with post-effective amendment, and within five business days after the effective date thereof, the Company is required to furnish the investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternatively, require the return of their investment. Each investor shall have 20 business days from the date of this prospectus to reconfirm their investment. Any investor not making any decision within the 20-business-day period will automatically have their investment returned (see note 7).

If the Company does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to investors.

The 500,000 shares issued and outstanding prior to the shares sold in the offering completed in December 2000 will be purchased by the Company as part of the merger for $0.05 per share. These shares will be cancelled when the merger is consummated. The Company has recorded a $25,000 liability for the payment for these shares.

NOTE 7 - ESCROW ACCOUNT DISCREPANCY

In September 2001, our auditors discovered that the $125,000 raised in the Rule 419 offering that closed on November 28, 2000 had not been deposited in the escrow account at City National Bank. Therefore, these funds were not in our possession and should not have been included on the balance sheets of our December 31, 2000 and March 31, 2001 reports on Form 10-QSB. Amendments to these reports have been prepared and filed with the SEC.

The funds have been held on deposit in the trust account of Martin & Adams, PLLC, a Washington, D.C. law firm which held the funds on behalf of Euro Atlantic Capital Corporation ("Euro"), the organization that is facilitating the merger of our company and Quick-Med. Euro received no commissions or other compensation for raising these funds, and is one of the investors in the offering. Euro acted as Quick-Med's agent in locating a blank check company in order to execute a reverse merger and become a public company. When this discrepancy was brought to the attention of our management, the law firm

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

was immediately notified to transfer the funds. The funds were transferred to City National Bank on September 10, 2001, and received into the escrow account on September 12, 2001.

NOTE 8 - MERGER AGREEMENT

During March 2001, the Company entered into an agreement with Quick-Med Technologies, Inc. (QMT), a Delaware corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of QMT in exchange for 10,260,000 shares of the Company's capital stock. For accounting purposes, the public shell merger will be treated as a recapitalization of QMT. The value of the net assets of the Company after the public shell merger is the same as their historical book value.

Subsequent to the merger, assuming all of the Company's shareholders reconfirm their investment, the Company's shareholders will retain approximately 20% of the outstanding shares of the Company's capital stock. Upon ratification of the public shell merger by its shareholders, the Company will change its name to Quick-Med Technologies, Inc.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED BALANCE SHEET
(UNAUDITED)
================================================================================

                                ASSETS
                                                              September 30, 2001
                                                              ------------------

 Assets:
     Restricted cash                                                $ 125,000
     Prepaid acquisition costs                                         10,030
     Prepaid financing costs                                           26,505
                                                                    ---------
               Total assets                                         $ 161,535
                                                                    =========


                LIABILITIES AND STOCKHOLDERS' DEFICIT

 Current liabilities:
     Accrued liabilities                                            $ 201,853
     Liability to repurchase stock                                     25,000
                                                                    ---------
               Total current liabilities                              226,853
                                                                    ---------

 Common stock subject to redemption; 2,500,000 shares                 125,000
                                                                    ---------

 Stockholders' deficit:
     Common stock, $0.0001 par value, 100,000,000 shares
       authorized; 500,000 shares issued and outstanding                   50
     Additional paid-in capital                                        11,340
     Deficit accumulated during the development stage                (201,708)
                                                                    ----------
               Total stockholders' deficit                           (190,318)
                                                                    ----------

               Total liabilities and stockholders' deficit          $ 161,535
                                                                    =========


            See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
=====================================================================================================
                                                             Three Months Ended        April 21, 1997
                                                                September 30,           (inception)
                                                         ---------------------------      through
                                                             2001           2000         June 30,
                                                         ------------   ------------   --------------

Costs and expenses:
     Legal fees                                           $   32,511      $   4,072      $ 135,724
     Accounting fees                                          22,747          1,500         52,573
     Printing                                                   --            6,804         12,758
     Licenses and fees                                          --             --              603
     Stock-based compensation for organizational costs          --             --               50
                                                           ---------      ---------      ---------

Loss from operations                                         (55,258)       (12,376)      (201,708)
                                                           ---------      ---------      ---------

Benefit (provision) for income taxes                            --             --             --
                                                           ---------      ---------      ---------

Net loss                                                  $  (55,258)     $ (12,376)     $(201,708)
                                                           =========      =========      =========


Net loss per share - basic and diluted                    $    (0.06)     $   (0.02)
                                                           =========      =========
Weighted average number of shares - basic and diluted      1,000,000        500,000
                                                           =========      =========


            See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
=================================================================================================
                                                            Three Months Ended     April 21, 1997
                                                               September 30,         (inception)
                                                        --------------------------     through
                                                            2001         2000         June 30,
                                                        ------------  ------------  ------------

Net cash provided by operating activities:
     Net loss                                            $ (55,258)    $ (12,376)    $(201,708)
     Non-cash transactions:
          Stock-based compensation for
             organizational costs                             --            --              50
          Third party expenses paid by affiliate on
             behalf of the Company, recorded as
             additional paid-in capital                      8,975        13,523        36,340
     Changes in operating assets and liabilities:
         Prepaid acquisition costs                            --            --         (10,030)
         Prepaid financing costs                           (26,505)         --         (26,505)
         Accounts payable and accrued liabilities           72,788        (1,147)      201,853
                                                         ---------     ---------     ---------
Net cash provided by (used in) operating activities           --            --            --
                                                         ---------     ---------     ---------

Net cash provided by (used in) financing activities           --            --            --
                                                         ---------     ---------     ---------

Net cash provided by (used in) investing activities           --            --            --
                                                         ---------     ---------     ---------

Net increase in cash and equivalents                          --            --            --

Cash at beginning of period                                   --            --            --
                                                         ---------     ---------     ---------

Cash at end of period                                    $    --       $    --       $    --
                                                         =========     =========     =========

Supplemental disclosure of cash flow information:
 Cash paid during the period for:
         Interest                                        $    --       $    --       $    --
                                                         =========     =========     =========
         Income taxes                                    $    --       $    --       $    --
                                                         =========     =========     =========

Non-cash financing activities:
     500,000 shares common stock issued for services     $    --       $    --       $      50
                                                         =========     =========     =========
     Liability to repurchase stock and decrease in
             additional paid in capital                  $    --       $    --       $  25,000
                                                         =========     =========     =========

       See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
================================================================================

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Above Average Investments, Ltd. (the "Company") have been prepared in accordance with the accounting policies in its audited financial statement for the year ended June 30, 2001 as filed with the Securities and Exchange Commission in its Form 10-SB and should be read in conjunction with the financial statements and footnotes thereto. The Company is a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary to provide a fair presentation of the operating results for the interim periods presented have been made. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's Annual Financial Statements for the year ended June 30, 2001. Operating results for the three months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending June 30, 2002.

Since its inception, the Company has been dependent upon certain related parties to provide continued funding and capital resources to fund its negative cash flow from operations. The Company's auditors have included a paragraph in their audit report in the Company's annual financial statements for the year ended June 30, 2001, which expresses concern about the Company's ability to continue as a going concern unless it can secure continued funding.


NOTE 2 -SHARE CAPITAL

In December 2000, the Company completed an initial public offering of 2,500,000 common shares at $0.05 per share for cash proceeds of $125,000. The proceeds of the offering and the common stock issued pursuant thereto are being held in an escrow account, and shall remain in the escrow account until an acquisition meeting specific criteria is completed, and before the deposited funds and deposited securities can be released to the Company and the investors, respectively, the Company is required to update its registration statement with post-effective amendment, and within five business days after the effective date thereof, the Company is required to furnish the investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternatively, require the return of their investment. Each investor shall have 20 business days from the date of this prospectus to reconfirm their investment. Any investor not making any decision within the 20-business-day period will automatically have their investment returned.

If the Company does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to investors.

The 500,000 shares issued and outstanding prior to the shares sold in the offering completed in December 2000 will be purchased by the Company as part of the merger for $0.05 per share. These shares will be cancelled when the merger is consummated. The Company has recorded a $25,000 liability for the payment for these shares.

NOTE 3 - ESCROW ACCOUNT DISCREPANCY

In September 2001, our auditors discovered that the $125,000 raised in the Rule 419 offering that closed on November 28, 2000 had not been deposited in the escrow account at City National Bank. Therefore, these funds were not in our possession and should not have been included on the balance sheets of our December 31, 2000 and March 31, 2001 reports on Form 10-QSB. Amendments to these reports have been prepared and filed with the SEC.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
================================================================================

NOTE 3 - ESCROW ACCOUNT DISCREPANCY, continued

The funds have been held on deposit in the trust account of Martin & Adams, PLLC, a Washington, D.C. law firm which held the funds on behalf of Euro Atlantic Capital Corporation ("Euro"), the organization that is facilitating the merger of our company and Quick-Med. Euro received no commissions or other compensation for raising these funds, and is one of the investors in the offering. Euro acted as Quick-Med's agent in locating a blank check company in order to execute a reverse merger and become a public company. When this discrepancy was brought to the attention of our management, the law firm was immediately notified to transfer the funds. The funds were transferred to City National Bank on September 10, 2001, and received into the escrow account on September 12, 2001.


NOTE 4 - MERGER AGREEMENT

During March 2001, the Company entered into an agreement with Quick-Med Technologies, Inc. ("QMT"), a Delaware corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of QMT in exchange for 10,260,000 shares of the Company's capital stock. For accounting purposes, the public shell merger will be treated as a recapitalization of QMT. The value of the net assets of the Company after the public shell merger is the same as their historical book value.

Subsequent to the merger, assuming all of the Company's shareholders reconfirm their investment, the Company's shareholders will retain approximately 20% of the outstanding shares of the Company's capital stock. Upon ratification of the public shell merger by its shareholders, the Company will change its name to Quick-Med Technologies, Inc.


NOTE 5 - RELATED PARTY TRANSACTIONS

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the three months ended September 30, 2001, the Company incurred $55,258 in expenses. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

                       DASZKAL BOLTON MANELA DEVLIN & Co.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
Quick-Med Technologies, Inc.

We have audited the accompanying balance sheets of Quick-Med Technologies, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quick-Med Technologies, Inc., as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

These financial statements were previously issued and reported on, by us, on February 6, 2001 and May 16, 2001. Since our report dated February 6, 2001, we have determined that license fees payable totaling $160,000, which were not recorded on the balance sheet, have been recorded and classified as an intangible asset in accordance with Generally Accepted Accounting Principles as more fully described in Note 4.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations for the years ended December 31, 2000 and 1999 and has a net capital deficiency. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in the footnotes accompanying the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /S/ DASZKAL BOLTON MANELA DEVLIN & CO.


Boca Raton, Florida
December 6, 2001

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
BALANCE SHEETS
========================================================================================================
                                                     ASSETS
                                                                                                  (UNAUDITED)
                                                                      December 31,               SEPTEMBER 30,
                                                              2000               1999                2001
                                                           ------------       ------------        ------------
Current assets:
   Cash                                                    $      5,113       $        179        $         34
                                                           ------------       ------------        ------------

Property and equipment, net                                       3,101              3,910               2,129
                                                           ------------       ------------        ------------
Other assets:
   Deposits                                                       6,020                  -                 847
   Intangible asset, net                                        366,016                  -             372,386
                                                           ------------       ------------        ------------
          Total other assets                                    372,036                  -             373,233
                                                           ------------       ------------        ------------

          Total assets                                     $    380,250       $      4,089        $    375,396
                                                           ============       ============        ============

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                        $     77,014       $     19,475        $    178,733
   Accrued expenses                                              48,014             20,311              20,693
   License payable                                              260,000                  -             260,000
   Loan payable                                                 150,000                  -             150,000
   Shareholder loans payable                                    159,300                  -             344,300
   Due to affiliate/shareholder                                  25,334             20,861              23,666
                                                           ------------       ------------        ------------
          Total current liabilities                             719,662             60,647             977,392
                                                           ------------       ------------        ------------
Stockholders' deficit:
   Common stock, $0.001 par value; 15,000,000
     authorized shares; 10,000,000, 9,605,000 and
     10,260,000 shares issued and outstanding at
     December 31, 2000, December 31, 1999,
     and September 30, 2001, respectively                        10,000              9,606              10,260
   Additional paid-in capital                                   167,748            145,643             430,314
   Outstanding stock options                                      8,550                  -               8,550
   Deficit accumulated during the development stage            (525,710)          (211,807)         (1,051,120)
                                                           ------------       ------------        ------------
          Total stockholders' deficit                          (339,412)           (56,558)           (601,996)
                                                           ------------       ------------        ------------

          Total liabilities and stockholders' deficit      $    380,250       $      4,089        $    375,396
                                                           ============       ============        ============

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
====================================================================================================================
                                                                                                       December 7,
                                                                                     Nine Months     1997 (inception)
                                                                                        ended           through
                                                                                     September 30,    September 30,
                                                            December 31,                2001              2001
                                                       2000             1999         (Unaudited)      (Unaudited)
Sales                                              $          -     $          -     $          -     $          -

Cost of sales                                                 -                -                -                -
                                                   ------------     ------------     ------------     ------------

Gross profit                                                  -                -                -                -

Selling, general and administrative expenses            308,206          165,270          509,225        1,028,217
                                                   ------------     ------------     ------------     ------------

Loss from operations                                   (308,206)        (165,270)        (509,225)      (1,028,217)
                                                   ------------     ------------     ------------     ------------

Other income and (expense):
     Other income                                             -                -                -                -
     Interest expense                                    (5,697)          (1,021)         (16,185)         (22,903)
                                                   ------------     ------------     ------------     ------------
Total other income and (expense)                         (5,697)          (1,021)         (16,185)         (22,903)
                                                   ------------     ------------     ------------     ------------

Income before income taxes                             (313,903)        (166,291)        (525,410)      (1,051,120)
                                                   ------------     ------------     ------------     ------------

Provision (benefit) for income taxes                          -                -                -                -
                                                   ------------     ------------     ------------     ------------

Net loss                                           $   (313,903)    $   (166,291)    $   (525,410)    $ (1,051,120)
                                                   ============     ============     ============     ============


Net loss per share (basic and diluted)             $      (0.03)    $      (0.02)    $      (0.05)
                                                   ============     ============     ============

Weighted average common shares outstanding            9,783,426        8,347,478       10,189,524
                                                   ============     ============     ============

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
==================================================================================================================================

                                                                                          Accumulated
                                                                             Additional     Deficit
                                                        Common Stock          Paid-In     Development   Outstanding
                                                   Shares        Amount       Capital        Stage      Stock Options    Total

Balance, December 31, 1997                                 -  $          -  $          -  $          -  $          -  $          -
                                                ------------  ------------  ------------  ------------  ------------  ------------
Common stock issued                                2,997,500         2,998        28,778             -             -        31,776

Stock issued for services                          4,223,000         4,223             -             -             -         4,223

Net loss - December 31, 1998                               -             -             -       (45,516)            -       (45,516)
                                                ------------  ------------  ------------  ------------  ------------  ------------

Balance, December 31, 1998                         7,220,500         7,221        28,778       (45,516)            -        (9,517)

Stock issued for services                          2,385,000         2,385       116,865             -             -       119,250

Net loss - December 31, 1999                               -             -             -      (166,291)            -      (166,291)
                                                ------------  ------------  ------------  ------------  ------------  ------------

Balance, December 31, 1999                         9,605,500         9,606       145,643      (211,807)            -       (56,558)

Stock issued for services                            230,000           230        11,270             -             -        11,500

Stock issued for license agreement                   160,000           160         7,840             -             -         8,000

Stock options granted for license
  and consulting                                           -             -             -             -         8,550         8,550

Stock issued for cash                                  4,500             4         2,995             -             -         2,999

Net loss - December 31, 2000                               -             -             -      (313,903)            -      (313,903)
                                                ------------  ------------  ------------  ------------  ------------  ------------

Balance, December 31, 2000                        10,000,000        10,000       167,748      (525,710)        8,550      (339,412)
                                                ------------  ------------  ------------  ------------  ------------  ------------

Stock issued in debt conversion                      260,000           260       262,566             -             -       262,826

Net loss - September 30, 2001 (unaudited)                  -             -             -      (525,410)            -      (525,410)
                                                ------------  ------------  ------------  ------------  ------------  ------------

Balance, September 30, 2001 (unaudited)           10,260,000  $     10,260  $    430,314  $ (1,051,120) $      8,550  $   (601,996)
                                                ============  ============  ============  ============  ============  ============

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
==============================================================================================================
                                                                                                       December 7,
                                                                                     Nine Months     1997 (inception)
                                                                                        ended           through
                                                                                     September 30,    September 30,
                                                            December 31,                2001              2001
                                                       2000             1999         (Unaudited)      (Unaudited)
Cash flows from operating activities:
   Net loss                                        $   (313,903)    $   (166,291)    $   (525,410)    $ (1,051,120)
   Adjustments to reconcile net loss to net
     cash used by operating activities:
      Depreciation and amortization                      16,444              134           29,437           46,015
      Common stock issued for services                   11,500          119,250                -          134,973
      Stock options granted for services                    550                -                               550
      Stock subscriptions receivable                          -            1,270                -                -
      (Increase) decrease in:
        Deposits                                         (6,020)               -            5,173             (847)
      Increase (decrease) in:
        Accounts payable                                 57,538           14,602          101,720          178,734
        Accrued expenses                                 27,703           12,060          (24,496)          23,518
        Due to affiliate                                  4,473           (1,050)          (1,668)          23,666
                                                   ------------     ------------     ------------     ------------
Net cash used by operating activities                  (201,715)         (20,025)        (415,244)        (644,511)
                                                   ------------     ------------     ------------     ------------

Cash flows from investing activities:
   Purchase of property and equipment                         -           (4,044)               -           (4,044)
   Intangible assets                                   (105,651)               -          (34,835)        (140,486)
                                                   ------------     ------------     ------------     ------------
Net cash used by investing activities                  (105,651)          (4,044)         (34,835)        (144,530)
                                                   ------------     ------------     ------------     ------------

Cash flows from financing activities:
   Issuance of common stock, net                          3,000                -                -           34,775
   Increase in loans payable                            309,300           23,710          445,000          754,300
                                                   ------------     ------------     ------------     ------------
Net cash provided by financing activities               312,300           23,710          445,000          789,075
                                                   ------------     ------------     ------------     ------------

Net increase (decrease) in cash                           4,934             (359)          (5,079)              34

Cash at beginning of period                                 179              538            5,113                -
                                                   ------------     ------------     ------------     ------------

Cash at end of period                              $      5,113     $        179     $         34     $         34
                                                   ============     ============     ============     ============

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
==============================================================================================================
                                                                                                       December 7,
                                                                                     Nine Months     1997 (inception)
                                                                                        ended           through
                                                                                     September 30,    September 30,
                                                            December 31,                2001              2001
                                                       2000             1999         (Unaudited)      (Unaudited)
                                                   ------------     ------------     ------------     ------------
Supplementary information:
   Cash paid for:
      Interest                                     $          -     $          -     $          -     $          -
                                                   ============     ============     ============     ============
      Income taxes                                 $          -     $          -     $          -     $          -
                                                   ============     ============     ============     ============

   Non-cash disclosures of investing and
     financing activities:
      License fee and related payable              $    260,000     $          -     $          -     $    260,000
                                                   ============     ============     ============     ============
      Common stock issued for license              $      8,000     $          -     $          -     $      8,000
                                                   ============     ============     ============     ============
      Stock options granted to licensor
        and consultant                             $      8,550     $          -     $          -     $      8,550
                                                   ============     ============     ============     ============
      Conversion of debt to equity                 $          -     $          -     $    262,826     $    262,826
                                                   ============     ============     ============     ============


                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK

Quick-Med Technologies, Inc. (the "Company") is a Delaware corporation organized in December 1997. The Company specializes in the development of premium health care products. The Company funds research efforts necessary to develop products and administer the patent process, subcontracts the manufacture of its products, and collaborates with other companies to introduce its products into the marketplace. The Company neither produces nor directly markets its products. Instead, it intends to rely on outside organizations for those activities.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be successfully completed or that it will be a commercial success. Further, the Company is dependent upon certain related parties to provide continued funding and capital resources.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2000 and 1999.

Use of Estimates

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Stock Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company elected to account for such plans under the provisions of APB No. 25. The Company accounts for stock options granted to consultants under SFAS 123.

Unaudited Interim Information

The information presented as of September 30, 2001 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of September 30, 2001, and the results of its operations and its cash flows for the nine months ended September 30, 2001, and the stockholders' deficit for the nine months ended September 30, 2001. The results of operations for the nine month period ended September 30, 2001 are not necessarily indicative of the results for the full year.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Intangible Assets

The cost of obtaining license agreements along with the costs to defend the patents underlying the license agreements are capitalized and are amortized using the straight line method over the estimated useful lives of the underlying patents. The costs of obtaining and maintaining new patents are capitalized and amortized using the straight line method over the estimated useful lives of the patents. The cost of patents in process is not amortized until the patent is issued.

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method over the expected useful lives of the assets.

Earnings Per Share

Earnings per share are computed based on the weighted average number of common shares as if they were outstanding. Basic and diluted earnings per share are the same for the years ended 2000 and 1999.

Reclassification

Certain amounts in the 1999 financial statements have been reclassified to conform to the 2000 financial presentation.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2000:
Depreciation expense for the years ended December 31, 2000 and 1999 was $809 and $134, respectively.
                                               2000          1999
                                           ------------  ------------
        Computer equipment                 $    4,044    $    4,044
        Less: accumulated epreciation            (943)         (134)
                                           ------------  ------------
          Net property and equipment       $    3,101    $    3,910
                                           ============  ============
NOTE 4 - INTANGIBLE ASSET

License Agreement

The license agreement with two inventors for the worldwide rights to the MMP inhibitors and uses thereof, commenced on September 13, 2000. The license agreement transfers to the Company the technology that is the subject of issued patents as well as pending patent applications, which were filed by the original inventors. The licenses are amortized on a straight-line basis over the estimated useful lives of the underlying patents or the license agreement. The U.S. patents expire beginning November 2007 through November 2016 and the international patents expire on November 21, 2011. Accumulated amortization was $15,635 at December 31, 2000.

The Company assesses whether its intangible assets are impaired as required by SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," based on an evaluation of undiscounted

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 4 - INTANGIBLE ASSET, continued
projected cash flows through the remaining amortization period. If impairment exists, the amount of such impairment is calculated as the estimated fair value of the assets.

Under the terms of the license agreement, the Company paid $100,000 and granted 160,000 shares of common stock valued at $0.05 per share and granted 160,000 stock options. The stock options are valued at the estimated minimum value in accordance with SFAS 123 of $8,000. In addition, the Company is required to pay an additional $100,000 in September 2001 to the licensors. In order to maintain the exclusive rights to the licenses, the agreements require a total payment of $160,000 if certain milestones regarding the proof-of-concept and development of a prototype are completed. If a milestone is not met by the third anniversary of the agreement, the Company shall pay each inventor $25,000 per year until all such milestones are completed. The Company has determined that the likelihood of meeting the milestones is greater than not, and the Company recorded the license payable of $160,000.

As additional compensation to the licensors, the Company will pay a royalty on the Company's net sales of licensed products. The royalty rate is 2% on the first $1,500,000 of applicable quarterly revenue and 1.5% in sales above $1,500,000. For each sublicense the Company grants, the licensors will be paid 3% of the up-front licensing fee, limited to $100,000. The University of Florida Research Foundation may have some rights with respect to the use of patents and the Company is in the process of negotiating with the University the extent of these rights.

September 2001 (Unaudited)

New Patents

Subsequent to December 31, 2000, the Company filed three new patent applications relating to three projects: wound dressings, anti aging and vesicant wounds. The capitalized costs to date of these three patent applications are $34,835. This amount will be amortized over the estimated useful lives of the new patents upon granting of the patents. The termination dates for the patents that would issue from the three applications mentioned above are December 8, 2019, June 29, 2021 and September 25, 2022, respectively.

In October 2001, the Company paid the $100,000 owed in September 2001 to the licensors in accordance with the license agreement.

NOTE 5 - RELATED PARTY TRANSACTIONS

September 2001 (Unaudited)

In July, August and September 2001, the company obtained short term notes payable due to a shareholder in the amount of $155,000. The notes bear interest at 6% per annum and are expected to be paid by December 31, 2001.

In April, May and June 2001, the Company obtained short term notes payable due to a shareholder in the total amount of $135,000. The notes bear interest at 6% per annum and are expected to be paid by December 31, 2001.

In March 2001, the Company obtained a short-term note payable due to a shareholder in the amount of $45,000. The note bears interest at 6% per annum and is expected to be paid by December 31, 2001.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 5 - RELATED PARTY TRANSACTIONS, continued

In January 2001, the Company obtained a short-term note payable in the amount of $110,000, due to a shareholder. The note bears interest at 6% per annum. In March 2001, the Company agreed to convert $150,000 of the outstanding note payable to a shareholder at December 31, 2000 and the additional $110,000 note payable obtained in January 2001 from the same shareholder plus accrued interest of $2,826 into 260,000 shares of common stock. The shareholder and the Company agreed to a negotiated value of approximately $1 for one share conversion ratio.

2000

At December 31, 2000 the Company had a note payable of $25,334 for funds advanced from an affiliated company/shareholder, through common ownership. The note is short-term, bears interest at 6% and is expected to be paid by December 31, 2001.

At December 31, 2000, the Company had notes payable of $150,000 for funds advanced from a shareholder of the Company. The note is short term and bears interest at 6.0%. In March 2001, the Company issued approximately 150,000 shares of its common stock in satisfaction of these notes.

At December 31, 2000, the Company had notes payable to a relative of the President of $9,300. The note is short term; bears interest at 6.0% and is expected to be paid by December 31, 2001.

At December 31, 2000, the Company has $4,097 in the accounts payable balance that is due to shareholders of the Company for reimbursable expenses.

At December 31, 2000, the Company paid $2,250 in rent to the President for the sub-lease of office space. The sub-lease is for a period of one year and expires in July 2001.

NOTE 6 - STOCKHOLDERS' DEFICIT

The Company is authorized to issue 11,000,000 shares of stock, of which 10,000,000 are common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Earnings per share have been calculated as if the shares had been issued at December 31, 2000 and 1999.

September 2001 (Unaudited)

In March 2001, the Company increased the number of authorized common shares to 15,000,000.

2000

During the year ended December 31, 2000, the Company issued 230,000 shares of common stock for consulting and legal services. The Company recorded $11,500 ($0.05 per share) in compensation expense.

On September 12, 2000, the Company issued 160,000 common shares in connection with the acquisition of the license agreement. These shares were valued at $0.05 per share.

During the year, the Company sold 4,500 shares of its common stock for cash of $3,000 ($0.67 per share).

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================
NOTE 6 - STOCKHOLDERS' DEFICIT, continued

1999

The Company issued 2,385,000 shares of common stock in 1999 for consulting services provided to the Company. These shares were assigned a value of $0.05 per share in 1999, and the Company recognized $119,250 in consulting expense. The Company is not obligated to issue additional shares under these consulting agreements.

NOTE 7 - STOCK OPTIONS

During the years ended December 31, 2000 and 1999, 215,000 and 360,000 options were granted to officers and directors of the Company at exercise prices of $2.00 to $3.00 per share.

The Company has elected to account for the stock options under the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense has been recognized on the employee stock options. The Company accounts for stock options granted to consultants under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation."

Had the compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statements of Financial Standards No. 123, "Accounting for Stock Based Compensation," the Company's net earnings for the years ended December 31, 2000 and 1999 would have been decreased by $-0- and $2,376, respectively. The fair value of each option is estimated on the date of grant using the fair market option-pricing model with the assumption:

                           Risk-free interest rate            6.5%
                           Expected life (years)              Various
                           Expected volatility                N/A
                           Expected dividends                 None

A summary of options during the years ended December 31, 2000 and 1999 is shown below:

                                             December 31, 2000                December 31, 1999
                                       -----------------------------    -----------------------------
                                          Number    Weighted-Average     Number      Weighted-Average
                                        of Shares    Exercise Price     of Shares     Exercise Price
                                       -----------  -----------------  -----------   ----------------
Outstanding at January 1                  625,000     $       2.00       265,000       $       2.00
Granted                                   215,000             2.93       360,000               2.00
Exercised                                       -                -             -                  -
Forfeited                                       -                -             -                  -
                                       -----------  -----------------  -----------   ----------------
Outstanding at December 31                840,000     $       2.24       625,000       $       2.00
                                       -----------  =================  -----------   ================
Exercisable at December 31                840,000                        625,000
                                       -----------                     -----------
Available for issuance at December 31     840,000                        625,000
                                       ===========                     ===========

At December 31, 2000 and 1999, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 7 - STOCK OPTIONS, continued
                                               2000          1999
                                           ------------  ------------
      Net Loss
        As reported                        $  313,903)   $  168,667)
                                           ============  ============
        Pro forma                          $  313,903)   $  168,667)
                                           ============  ============
      Loss per share
        As reported                        $    (0.03)   $    (0.02)
                                           ============  ============
        Pro forma                          $    (0.03)   $    (0.02)
                                           ============  ============

September 2001 (Unaudited)

The Company adopted a qualified equity incentive plan on March 4, 2001. Under the Plan the Company is authorized to grant up to 3,000,000 shares of common stock. As of September 30, 2001 the Company has not granted any options under the Plan.

NOTE 8 - INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires, among other things, recognition of future tax consequences, measured by enacted tax rates attributable to taxable and deductible temporary differences between financial statement and income tax bases of assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in the deferred tax asset and liability.

For income tax purposes, the Company has elected to capitalize the start-up costs incurred during 1999 and 2000 of $45,000 and approximately $283,000, respectively. The start-up costs will be amortized over sixty (60) months in accordance with the Internal Revenue Code. The Company's evaluation of the tax benefit of its carry forward is presented in the following table. The tax amounts have been calculated using the 34% federal and 6.0% state income tax rates.

The (provision) benefit for income taxes consists of the following:

                                               2000          1999
                                           ------------  ------------
      Current                              $        -    $        -
      Deferred                             $        -    $        -
                                           ------------  ------------
                                           $        -    $        -
                                           ============  ============

Deferred tax assets for 2000 and 1999 consist of the following:

                                                       2000          1999
                                                   ------------  ------------
   Deferred tax asset:
      Tax benefit of capitalized start-up costs    $   111,456   $    23,765
      Net operating loss carry forward             $    15,907   $     2,633
      Less: valuation allowance                       (127,363)      (26,398)
                                                   ------------  ------------
   Deferred tax asset                              $         -    $        -
                                                   ============  ============
The Company has a net operating loss carry forward of approximately $40,000, which will begin to expire in 2013.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
================================================================================

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the organization will continue as a going concern. The organization has negative cash flows from operations and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management expects that until completion of its reverse merger described in Note 11, that it will fund its working capital through loans and advances from stockholders.

NOTE 10 - NOTE PAYABLE

The Company has a $150,000 note payable with a merchant banker. The note is secured by a lien on certain assets. Interest accrues at a rate of 6% per annum. The principle and accrued interest is due by December 31, 2001.

NOTE 11 - MERGER AGREEMENT (Unaudited)

In March 2001 the Company entered into an agreement with Above Average Investments, Ltd. ("AAI") and its shareholders to acquire all of the issued and outstanding shares of capital stock of the Company in exchange for 10,260,000 shares of AAI's capital stock. For accounting purposes, the public shell merger will be treated as a recapitalization of the Company.

Subsequent to the merger, assuming AAI's shareholders reconfirm their investment, the Company's shareholders will retain approximately 80% of the outstanding shares of capital stock. Upon ratification of the public shell merger by its shareholders, AAI, the surviving entity, will change its name to Quick-Med Technologies, Inc.

NOTE 12 - SUBSEQUENT EVENTS (Unaudited)

In the months of October and November 2001, the Company obtained short term notes payable due to a shareholder in the amount of approximately 242,000. The notes bear interest at 6% per annum.

Quick-Med has received a commitment for up to $500,000 of bridge financing from Euro Atlantic Capital Corp., a merchant banking firm, payable $50,000 per month commencing February 2002. The first installment has been received. Any funds borrowed are repayable on the earlier of February 7, 2003 or such time as Quick-Med obtains $2 million of equity funding, the sale of Quick-Med's assets or the receipt of funding from third-party sources. If Quick-med is unable to obtain additional funding by February 7, 2003, the note payable to Euro may be converted at Euro's discretion into voting convertible preferred stock. The conversion ratio will be determined using Quick-Med's book value on the date of the note. The note is guaranteed by Michael Granito, Quick-Med's chairman and a principal shareholder. Quick-Med intends to seek additional equity financing after the merger. Quick-Med believes that it will obtain the equity financing prior to the maturity of the bridge financing, which will enable it to repay the note and to continue operations. We cannot assure you that Quick-Med will obtain this financing, or, if obtained, it will be on favorable terms. Failure to obtain financing might cause Quick-Med to materially alter its business plan or to cease operations. A default on the note, which may result in its conversion, may also result in Euro assuming control of Quick-Med. Quick-Med does not currently believe that the costs to be incurred in seeking financing will be material.

On November 25, 2001 the Company granted the option to convert all of the outstanding shareholder and affiliate loans payable plus accrued interest into common stock at $1.00 per share. As of November 25, 2001 the total amount of the notes payable plus accrued interest totaled approximately $610,000 and is convertible into approximately 610,000 common shares.

                         ABOVE AVERAGE INVESTMENTS, LTD.


(a) Pro Forma financial information.


In March 2001, Above Average Investments, Ltd. ("AAI"), executed an agreement with Quick-Med Technologies, Inc. ("QMT"), to acquire all of the issued and outstanding shares of common stock of QMT in exchange for 10,260,000 shares of AAI common stock. This resulted in QMT acquiring an aggregate of approximately 80% of the outstanding common shares of AAI and gaining control.

The following Pro Forma Combined Balance Sheets of AAI have been prepared by management of AAI based upon the balance sheets of AAI for the year ended June 30, 2001 and the three month period ending September 30, 2001. The Pro Forma Combined Statements of Operations was prepared based upon the statement of operations for the Registrant for the year ended June 30, 2001 and the three months ended September 30, 2001. The pro forma statements of operations also include QMT's losses for the twelve months ended June 30, 2001 and the three months ended September 30, 2001. The pro forma statements give effect to the transaction as a public shell merger and the assumptions and adjustments in the accompanying notes to pro forma combined financial statements. The pro forma combined balance sheets as of June 30, 2001 and September 30, 2001 give effect to the merger as if it had occurred as of June 30, 2001 and September 30, 2001. The pro forma combined statements of operations for the twelve months ended June 30, 2001 and three months ended September 30, 2001, give effect to the acquisition as if it had occurred as of July 1, 2000, and 2001, respectively.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

Above Average Investments, LTD.
Pro Forma Combined Balance Sheets
June 30, 2001
(Unaudited)

                                                      Historical
                                          AA Investments        Quick-Med                                       Pro Forma
                                          June 30, 2001       June 30, 2001       Total                Adjustments       Combined
                                          -------------       -------------       -----                -----------       --------
Current assets:
Cash                                       $          -        $     15,329    $  15,329  (b)          $   100,000      $ 115,329
Restricted cash                                                                           (b)                    -      $       -
Prepaid acuisition costs                         10,030                           10,030  (c)              (10,030)             -
Total current assets                             10,030              15,329       25,359                    89,970        115,329

Property and equipment, net                           -               2,455        2,455                         -          2,455

Other assets:
Deposits                                              -                                -                                        -
Intangible assets, net                                -             366,029      366,029                         -        366,029
Total other assets                                    -             366,029      366,029                         -        366,029
                                          -----------------------------------------------------------------------------------------
Total assets                               $     10,030        $    383,813    $ 393,843               $    89,970      $ 483,813
                                          =========================================================================================
Current liabilities:
Accounts payable                           $    129,065        $    161,754    $ 290,819  (c)          $  (100,000)     $ 190,819
Accrued expenses                                      -              45,149       45,149                         -         45,149
License payable                                       -             260,000      260,000                         -        260,000
Loans payable                                         -             150,000      150,000                         -        150,000
Shareholder loans payable                             -             189,300      189,300                         -        189,300
Due to affiliate/shareholder                          -              19,724       19,724                         -         19,724
Liability for common stock                       25,000                           25,000  (c)              (25,000)             -
                                          -----------------------------------------------------------------------------------------
Total current liabilities                       154,065             825,927      979,992                  (125,000)       854,992

Common stock subject to redemption              125,000                          125,000  (b)             (125,000)             -
Stock subscription receivable                  (125,000)                        (125,000) (b)              125,000              -
                                          -----------------------------------------------------------------------------------------
Total                                                 -                   -            -                         -              -

Stockholders' equity:
Common stock                                         50              10,260       10,310  (a)               (9,034)         1,276
Additional paid in capital                        2,365             430,314      432,679  (a),(b),(c)       77,554        510,233
Outstanding stock options                                             8,550        8,550                                    8,550
Accumulated deficit                            (146,450)           (891,238)  (1,037,688) (a)              146,450       (891,238)
                                          -----------------------------------------------------------------------------------------
Total stockholders' equity                     (144,035)           (442,114)    (586,149)                  214,970       (371,179)

Total liabilities and stockholders' equity $     10,030        $    383,813    $ 393,843               $    89,970      $ 483,813
                                          -----------------------------------------------------------------------------------------
                                          =========================================================================================
1.   The Pro Forma Balance Sheet at June 30, 2001 is based upon the balance sheets of the Registrant and Quick-Med Technologies,
     Inc. as of June 30, 2001.
(a)  To record the public shell merger of the Registrant and Quick-Med. 10,260,000 shares of common stock issue in exchange for
     100% of Quick-Med common stock and the IPO of 2,500,000 shares in exchange for $125,000 of the Registrant's Common stock.
     (The total number of shares outstanding after the merger will be 12,760,000 shares.) The assets of AAI are recorded at their net asset value.
(b)  To reclass the restricted cash to unrestricted cash and to reclass the stock subject to redemption to common stock. (The net assets of AAI at June 30, 2001 as adjusted to reflect the receipt of the $125,000 and the reclassification of $100,000 of
     Accounts payable to APIC is approximately $71,000.)
(c)  To record the purchase by Quick-Med Technologies, Inc. of 500,000 shares of AAI outstanding June 30, 2001.

Above Average Investments, LTD.
Pro Forma Combined Statement of Operations
For the twelve months ended June 30, 2001
(Unaudited)

                                                       Historical
                                          AA Investments        Quick-Med
                                     Twelve months ended   Twelve months ended                                   Pro Forma
                                          June 30, 2001       June 30, 2001       Total                Adjustments       Combined
                                          -------------       -------------       -----                -----------       --------
Revenues earned                            $          -        $          -    $       -               $         -     $        -

Cost of revenues earned                               -                   -            -                         -              -

Gross profit                                          -                   -            -                         -              -

Operating expenses:
Selling, general and admn expense               127,535             622,668      750,203                         -        750,203
                                          -----------------------------------------------------------------------------------------
     Total operating expenses                   127,535             622,668      750,203                         -        750,203

Loss from operations                           (127,535)           (622,668)    (750,203)                        -       (750,203)

Other expense
Interest expense                                      -              13,689       13,689                         -         13,689
                                          -----------------------------------------------------------------------------------------

                                          -----------------------------------------------------------------------------------------
Net loss                                   $   (127,535)       $   (636,357)   $(736,514)              $        -      $ (763,892)
                                          =========================================================================================

Basic net loss per share                   $      (0.26)                                                               $    (0.06)
                                          =============                                                                ==========
Wieghted average shares
        outstanding                             500,000                                                                12,760,000
                                          =============                                                                ==========

Fully diluted net loss per share           $      (0.26)                                                               $    (0.06)
                                          =============                                                                ==========

Fully diluted average shares
        outstanding                             500,000                                                                12,760,000
                                          =============                                                                ==========

1.   The Pro Forma Statement of Operations for the twelve months ended June 30, 2001 is based upon the twelve months ended June
     30, 2001 for the Registrant and Quick-Med Technologies, Inc. and gives effect to the acquisition as if it had occured on July
     1, 2000.

2.   The June 30, 2001 earnings per share has been adjusted to reflect the 10,260,000 shares issued for Quick-Med and the
     2,500,000 IPO shares. The total number of shares outstanding after the merger will be 12,760,000 shares.

Above Average Investments, LTD.
Pro Forma Combined Balance Sheets
September 30, 2001
(Unaudited)

                                                     Historical
                                         AA Investments         Quick-Med                                      Pro Forma
                                      September 30, 2001   September 30, 2001     Total                Adjustments      Combined
                                          -------------       -------------       -----                -----------       --------
Current assets:
Cash                                      $           -        $         34    $      34  (b)          $   100,000     $  100,034
 Restricted cash                                125,000                          125,000  (b)             (125,000)             -
Prepaid financing costs                          26,505                           26,505                   (26,505)             -
Prepaid acuisition costs                         10,030                           10,030  (c)              (10,030)             -
                                          -----------------------------------------------------------------------------------------
Total current assets                            161,535                  34      161,569                   (61,535)       100,034
                                          -----------------------------------------------------------------------------------------

Property and equipment, net                           -               2,129        2,129                         -          2,129
                                          -----------------------------------------------------------------------------------------
Other assets:
Deposits                                              -                 847          847                                      847
Intangible assets, net                                -             372,386      372,386                         -        372,386
                                          -----------------------------------------------------------------------------------------
Total other assets                                    -             373,233      373,233                         -        373,233
                                          -----------------------------------------------------------------------------------------
Total assets                              $     161,535        $    375,396    $ 536,931               $   (61,535)    $  475,396
                                          =========================================================================================
Current liabilities:
Accounts payable                          $     201,853        $    178,733    $ 380,586  (c)          $  (151,853)    $  228,733
Accrued expenses                                      -              20,693       20,693                         -         20,693
License payable                                       -             260,000      260,000                         -        260,000
Loans payable                                         -             150,000      150,000                         -        150,000
Shareholder loans payable                             -             344,300      344,300                         -        344,300
Due to affiliate/shareholder                          -              23,666       23,666                         -         23,666
Liability for common stock                       25,000                   -       25,000  (c)              (25,000)             -
                                          -----------------------------------------------------------------------------------------
Total current liabilities                       226,853             977,392    1,204,245                  (176,853)     1,027,392

Common stock subject to redemption              125,000                          125,000  (b)             (125,000)             -
Stock subscription receivable                         -                                -                         -              -
                                          -----------------------------------------------------------------------------------------
Total                                           125,000                   -      125,000                  (125,000)             -

Stockholders' equity:
Common stock                                         50              10,260       10,310  (a)               (9,034)         1,276
Additional paid in capital                       11,340             430,314      441,654  (b)               47,644        489,298
Outstanding stock options                                             8,550        8,550                                    8,550
Accumulated deficit                            (201,708)         (1,051,120)  (1,252,828) (a)              201,708     (1,051,120)
                                          -----------------------------------------------------------------------------------------
Total stockholders' equity                     (190,318)           (601,996)    (792,314)                  240,318       (551,996)
                                          -----------------------------------------------------------------------------------------
Total liabilities and stockholders' equity$     161,535        $    375,396    $ 536,931               $   (61,535)    $  475,396
                                          =========================================================================================

1.   The Pro Forma Balance Sheet at September 30, 2001 is based upon the balance sheets of the Registrant and Quick-Med
     Technologies, Inc. as of September 30, 2001.
(a)  To record the public shell merger of the Registrant and Quick-Med. 10,260,000 shares of common stock issue in exchange for
     100% of Quick-Med common stock and the IPO of 2,500,000 shares in exchange for $125,000 of the Registrant's Common stock.
     (The total number of shares outstanding after the merger will be 12,760,000 shares.) The assets of AAI are recorded at their net asset value.
(b)  To reclass the restricted cash to unrestricted cash and to reclass the stock subject to redemption to common stock. (The net assets of AAI at September 30, 2001 as adjusted to reflect the receipt of the $125,000 and the reclassification of $151,853 of Accounts payable to APIC is approximately $50,000.)
(c)  To record the purchase by Quick-Med Technologies, Inc. of 500,000 shares of AAI outstanding September 30, 2001.

Above Average Investments, LTD.
Pro Forma Combined Statement of Operations
For the three months ended September 30, 2001
(Unaudited)

                                                      Historical
                                          AA Investments       Quick-Med
                                     Three months ended   Three months ended                                   Pro Forma
                                     ------------------   ------------------                                   ---------
                                     September 30, 2001   September 30, 2001      Total                Adjustments      Combined
                                          -------------       -------------       -----                -----------       --------
Revenues earned                            $          -       $           -    $       -               $         -     $        -

Cost of revenues earned                               -                   -            -                         -              -

Gross profit                                          -                   -            -                         -              -

Operating expenses:
Selling, general and admn expense                55,258       $     143,697      198,955                         -        198,955
                                          -----------------------------------------------------------------------------------------
     Total operating expenses                    55,258             143,697      198,955                         -        198,955

Loss from operations                            (55,258)           (143,697)    (198,955)                        -       (198,955)

Other expense
Interest expense                                      -               7,124        7,124                         -          7,124
                                          -----------------------------------------------------------------------------------------

                                          -----------------------------------------------------------------------------------------
Net loss                                  $     (55,258)      $   (150,821)    $(191,831)              $         -     $ (191,831)
                                          =========================================================================================

Basic net loss per share                  $       (0.06)                                                               $    (0.02)
                                          =============                                                                ==========

Weighted average shares
        outstanding                           1,000,000                                                                12,760,000
                                          =============                                                                ==========

Fully diluted net loss per share          $       (0.06)                                                               $    (0.02)
                                          =============                                                                ==========

Fully diluted average shares
        outstanding                           1,000,000                                                                12,760,000
                                          =============                                                                ==========

1.   The Pro Forma Statement of Operations for the three months ended September 30, 2001 is based upon the three months ended
     September 30, 2001 for the Registrant and Quick-Med Technologies, Inc. and gives effect to the acquisition as if it had occured on July 1, 2001.

2.   The September 30, 2001 earnings per share has been adjusted to reflect the 10,260,000 shares issued for Quick-Med and the
     2,500,000 IPO shares. The total number of shares outstanding after the merger will be 12,760,000 shares.

                                                                      Appendix A


                         ABOVE AVERAGE INVESTMENTS, LTD.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of ABOVE AVERAGE INVESTMENTS, LTD., a Nevada corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated _______________, 2002, and hereby appoints Devinder Randhawa as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of ABOVE AVERAGE INVESTMENTS, LTD., to be held on ________________, 2002 at 9:00 a.m., local time, at Suite 104, 1456 St. Paul St., Kelowna, British Columbia V1Y 2E6, Canada, and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                   Proposal to approve the Merger, approve and
                     adopt the Merger Agreement and approve
                     the issuance of shares pursuant to the
                                Merger Agreement.

     [ ]  FOR                     [ ]  AGAINST              [ ]  ABSTAIN

            Proposal to CHANGE THE NAME OF THE CORPORATION TO
                      QUICK-mED TECHNOLOGIES, INC.

     [ ]  FOR                     [ ]  AGAINST              [ ]  ABSTAIN

          Proposal to INCREASE THE MAXIMUM NUMBER OF DIRECTORS
                     TO SERVE ON THE BOARD TO NINE.

     [ ]  FOR                     [ ]  AGAINST              [ ]  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF THE MERGER, THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AND THE APPROVAL OF THE ISSUANCE OF SHARES OF ABOVE COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

Such attorney or substitute shall have and may exercise all of the powers of said attorney-in-fact hereunder.

Dated:
      -----------------------------



-----------------------------------
Signature



-----------------------------------
Signature

(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicated. If shares are held by joint tenants or as community property, both should sign.)

                                                                      Appendix B



                     WRITTEN CONSENT OF THE STOCKHOLDERS OF
                          QUICK-MED TECHNOLOGIES, INC.
                           IN LIEU OF SPECIAL MEETING



     As authorized by Section 262 of the Delaware General Corporation Law and by
Section 1.5 of the bylaws of Quick-Med Technologies, Inc. (the "Corporation"), the undersigned, constituting record holders of (i) a majority of the issued and outstanding common stock of the Corporation, without a meeting and based upon this written consent, do hereby take and consent to the following action:

APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION

     WHEREAS, the Boards of Directors of Above Average Investments, Ltd. ("Above") and this Corporation believe that it is advisable and in the best interests of the corporations and their stockholders that this Corporation succeed Above through a reverse merger (the "Merger") of this Corporation and Above, as provided in the Agreement and Plan of Reorganization dated as of March 19, 2001 by and among Above and Quick-Med Corporation (the "Merger Agreement"); and

     WHEREAS, the Board of Directors of this Corporation found that the Merger is fair and in the best interests of this Corporation's stockholders.

     RESOLVED: That the stockholders of this Corporation hereby approve the terms of the Merger and hereby adopt the Merger Agreement;

     RESOLVED FURTHER: That the said Merger Agreement and the terms and conditions set forth and provided therein are hereby in all respects approved, adopted, authorized, and agreed to;

     RESOLVED FURTHER: That the proper officers of this Corporation are hereby authorized and directed to execute and file a certificate of merger in the office of the Secretary of the State of the State of Nevada; and

     RESOLVED FURTHER: That this Written Consent may be executed in one or more counterparts each of which shall constitute an original, but all of which, taken together, shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned has duly executed this Written Consent as of the date hereof:

Dated:  _______________, 2002           [STOCKHOLDER]



                                        ----------------------------------------
                                        Name of Authorized Representative
                                        (if shareholder is an institution)


                                        ----------------------------------------
                                        Title (if applicable)


                                        ----------------------------------------
                                        Signature


Number of Shares Held



Common Stock ____________________________

                                                                      Appendix C



                         DELAWARE GENERAL CORPORATE LAW

ss. 262.  Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953,ss.262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186,ss.24; 57 Del.
Laws, c. 148,ss.ss.27-29; 59 Del. Laws, c. 106,ss.12; 60 Del. Laws, c.
371,ss.ss.3-12; 63 Del. Laws, c. 25,ss.14; 63 Del. Laws, c. 152,ss.ss.1, 2; 64
Del. Laws, c. 112,ss.ss.46-54; 66 Del. Laws, c. 136,ss.ss.30-32; 66 Del. Laws,
c. 352,ss.9; 67 Del. Laws, c. 376,ss.ss. 19, 20; 68 Del. Laws, c. 337,ss.ss.3,
4; 69 Del. Laws, c. 61,ss.10; 69 Del. Laws, c. 262,ss.ss.1-9; 70 Del. Laws, c.
79,ss.16; 70 Del. Laws, c. 186,ss.1; 70 Del. Laws, c. 299,ss.ss.2, 3; 70 Del.
Laws, c. 349,ss.22; 71 Del. Laws, c. 120,ss.15; 71 Del. Laws, c.
339,ss.ss.49-52.)

                                                                      Appendix D


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ?240.14a-12

                         ABOVE AVERAGE INVESTMENTS, LTD.

                (Name of Registrant as Specified In Its Charter)

              Board of Directors -- Above Average Investments, Ltd.

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

          Total fee Paid:


          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

     1)   Amount Previously Paid:


          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------

     3)   Filing Party:


          ----------------------------------------------------------------------

     4)   Date Filed:


          ----------------------------------------------------------------------

                         ABOVE AVERAGE INVESTMENTS, LTD.

                      Suite 104-1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders
                     to be held on Monday, February 11, 2002

     This Proxy Statement and the accompanying proxy are furnished to the shareholders of Above Average Investments, Ltd. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Monday, February 11, 2002, beginning at 9:00 am at the Company's headquarters, located at Suite 104-1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6, and at any postponements or adjournments of the Annual Meeting. The Annual and Interim Report of the Company for the year ended June 30, 2001 and the three month period ended September 30, 2001, the Waiver of Notice of Annual Meeting, this Proxy Statement and the enclosed proxy were initially mailed to the shareholders on or about February 8, 2002. The enclosed proxy is being solicited by the Board of Directors of the Company.

     No meeting was held in 2001, as the Board of Directors anticipated a change in control in conjunction with a merger. Since the merger has been delayed for various reasons, the Board believes it is in the best interests of the Company to hold a meeting at this time.

     The Company is paying all costs of preparing, assembling and mailing this Proxy Statement. The Company has made arrangements to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the Common Stock of the Company at the Company's expense. In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of the Company may without additional compensation solicit proxies by telephone or personal interview. The Company will bear the costs of these solicitations.

Voting and Revocability of Proxies

     Shareholders are encouraged to complete the enclosed proxy and return it to the Company as soon as possible. Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Company either a signed statement revoking the proxy or a properly executed proxy bearing a later date. A shareholder may also revoke a proxy by attending the Annual Meeting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder. If a proxy is signed and returned


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


but no voting instructions are given, each valid proxy will be voted in the election of directors FOR those nominees presented by the Board of Directors and FOR approval of Daszkal Bolton Manela Devlin & Co. as the independent auditors of the Company. Should any other business properly come before the Annual Meeting, the person or persons named as the proxy shall be allowed to vote on such matter as that person or those persons determine in his, her or their sole discretion.

     Abstentions will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the Annual Meeting. Broker non-votes are deemed to be not present for the purposes of determining whether a quorum exists.

     Shareholders of record as of the close of business on December 31, 2001 are entitled to notice of the Annual Meeting and to vote in person or by proxy. The Common Stock of the Company (the "Common Stock") is the only class of outstanding securities entitled to vote at the Annual Meeting. As of the close of business on December 31, 2001, there were 500,000 shares of Common Stock outstanding and entitled to vote. The presence of a majority of the outstanding shares of Common Stock, either in person or by proxy, will constitute a quorum at the Annual Meeting.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of between one and five members, with the exact number of directors between one and five to be determined by the Board of Directors. The Board of Directors has set the number of directors at two, and there are currently two members of the Board of Directors.

     Persons may be nominated for election to the Board of Directors by the shareholders upon the making of a proper motion at the Annual Meeting.

     Two directors are to be elected at the Annual Meeting to serve until the following annual meeting of shareholders. The Board of Directors will present at the Annual Meeting for election and recommends a vote FOR the following nominees: Devinder Randhawa and Bob Hemmerling. Each nominee was recommended unanimously by the Board of Directors for presentation to the shareholders for election at the Annual Meeting. Each nominee is currently a member of the Board of Directors.

     Persons receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen. Votes against any candidate and any shares not voted (such as by abstention or broker non-votes) will have no impact on the election of directors. All proxies will be voted FOR the


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


election of each of these nominees unless authority to vote for the election of any nominee or nominees is withheld by the shareholder giving the proxy. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors does not believe that any nominee will decline to serve.

     Shareholders are entitled to one vote for each share held.

     Background information with respect to the two nominees for election to the Board of Directors is set forth below.


                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

     Devinder Randhawa, President and chairman of the Company, was appointed to his positions with the Company on April 21, 1997. Upon completing his MBA in 1985, Mr. Randhawa has been in the venture capital/corporate finance (sub-investment banking). Mr. Randhawa was either a registered representative or an analyst for 8 years before founding RD Capital Inc. RD Capital, Inc. is a privately held consulting firm assisting emerging companies in the resource and non-resource sectors. Mr. Randhawa was the founder of startup's such as First Smart Sensor and Strathmore Resources Ltd. Mr. Randhawa received a Bachelors Degree in Business Administration with Honors from Trinity Western College of Langley, British Columbia in 1983 and received his MBA from the University of British Columbia in 1985. He devotes only such time as necessary to the business of the Company, which time is expected to be nominal.

     Robert Hemmerling, Secretary, Treasurer and a director, was appointed to his positions with the Company on April 21, 1997. In addition to his positions with the Company, since September 1996, Mr. Hemmerling has been employed with Strathmore Resources, Ltd., Kelowna, British Columbia in the investor relations department. Strathmore Resources is engaged in the business of acquiring and developing uranium properties. Prior, from January 1996 through August 1996, Mr. Hemmerling was unemployed. From January 1992 through December 1995, Mr. Hemmerling was an electrician with Concord Electric, Kelowna, British Columbia. He devotes only such time as necessary to the business of the Company, which time is expected to be nominal.

     Directors are elected at annual meetings of the shareholders to terms which extend until the following annual meeting. Officers are appointed by, and serve at the discretion of, the Board of Directors.

     The Board of Directors met once in 2002 as of the date of this Proxy Statement. Each director has attended all of the meetings of the Board of Directors during such period as that director has been a member of the Board of Directors.


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


     No members of the Board of Directors are currently compensated for attending meetings of the Board of Directors.

     There are no agreements between the Company and any of its officers or directors which concern changes of control of the Company.

Reports under Section 16(a) of the Exchange Act

     Mr. Randhawa and Mr. Hemmerling filed Forms 3 and 5 on January 3, 2002.

        SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the number of shares of the voting securities which each director, each nominee for election to the Board of Directors the percentage of shares which the executive officers and directors owned as a group as of December 31, 2001. The only class of equity securities which has a present right to vote in elections of directors is the Common Stock.

--------------------------------------------------------------------------------
                                                            Number of
                                                              Shares     Percent
                   Director                                Beneficially     of
Name(1)             Since    Address                          Owned       Class
-----------------  --------  ----------------------------  ------------  -------
Devinder Randhawa    1997    Suite 104-1456 St. Paul St.,    152,000       30.4
                             Kelowna, British Columbia,
                             Canada V1Y 2E6
-----------------  --------  ----------------------------  ------------  -------
Bob Hemmerling       1997    Suite 104-1456 St. Paul St.,    152,000       30.4
                             Kelowna, British Columbia,
                             Canada V1Y 2E6
-----------------  --------  ----------------------------  ------------  -------
All Executive Officers and Directors                         304,000       60.8
--------------------------------------------------------------------------------


                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

     None of our officers and/or directors receive any compensation for their respective services rendered unto the Company, nor have they received such compensation in the past. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the

Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.


                                PROPOSAL NUMBER 2

                        APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors has selected Daszkal Bolton Manela Devlin & Co. ("Daszkal") as the independent auditors for the Company for the fiscal year ending June 30, 2002.

     In September, 2001, we appointed Daszkal Bolton Manela Devlin & Co. to replace Cordovano & Harvey, P.C. as our principal accountants. The report of Cordovano & Harvey, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Daszkal Bolton Manela Devlin & Co. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors.

     It is not anticipated that representatives of Daszkal will be present at the Annual Meeting. If representatives are present, they will be provided an opportunity to make a statement should they wish to do so and to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" approval of Daszkal Bolton Manela Devlin & Co. as the Company's independent auditors for the fiscal year ending September 30, 2000.


                     SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                       2003 ANNUAL MEETING OF SHAREHOLDERS

     The 2003 Annual Meeting of Shareholders has been scheduled to take place on April 23, 2003. Shareholder proposals for presentation at that meeting must be received by the Company by no later than January 15, 2003.

                                 OTHER BUSINESS

     It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on that business or any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.


                                        By Order of the Board of Directors,


                                        /s/Bob Hemmerling
                                        -----------------
                                        Bob Hemmerling,
                                        Secretary

                                  [BACK COVER]

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of officers and directors

     The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the prospectus.

Item 25.  Other Expenses of Issuance and Distribution

     Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Securities and Exchange Commission filing fee                   $      56
Legal fees and expenses                                           100,000
Marketing expenses                                                  1,000
Miscellaneous                                                         500
                                                                ---------
                                        Total                   $ 101,556
                                                                =========

Management will bear all expenses shown above.

Item 26.  Recent Sales of Unregistered Securities

Above Average

     On April 21, 1997, the Company issued 500,000 shares of common stock to Devinder Randhawa, for $50. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 500,000 shares of common stock to Mr. Randhawa. All of the shares of common stock of the Company previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the `33 Act, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the `33 Act.

     On April 21, 1997, Mr. Randhawa gifted 152,000 shares of common stock to Bob Hemmerling, President of the Company, and 196,000 shares of common stock to eight other shareholders for a total of 348,000 shares of common stock. The shares were gifted to increase the number of shareholders. Mr. Randhawa relied on exemption provided by Section 4(1) of the Securities Act of 1933, as amended, for the transfer of the 348,000 shares. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the Act.

     As of the date of this registration statement, all of the issued and outstanding shares of the Company's common stock would normally be eligible for sale under Rule 144 promulgated under the `33 Act, subject to certain limitations included in said Rule. However, the SEC staff, through a letter to the NASD in November of 1999, has eliminated the availability of Rule 144 for the public sale of all shares issued by blank check companies in private placements, unless those shares are sold under a registration statement. As a result, the 500,000 shares issued by the Company prior to the filing of this registration statement may not be sold on the secondary market unless a registration statement is filed for their sale.

     In general, under Rule 144, a person, or persons whose shares are aggregated, who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Quick-Med

     Following is a description of all securities that Quick-Med has issued within the past three years without registering the securities under the Securities Act:

     o In 1998, Quick-Med sold an aggregate of 7,220,500 shares of common stock for aggregate cash consideration of $30,275 (or $.004193 per share of common stock) to 5 persons.

     o In 1999, Quick-Med issued an aggregate of 2,385,000 shares of common stock to 6 persons, all for services.

     o In 2000, Quick-Med issued 9,230,000 shares for payment of services to 6 new stockholders and one existing stockholder, issued 160,000 shares with respect to a license agreement and sold 4,500 shares for cash to one person. Quick-Med also granted stock options to purchase an aggregate of 840,000 shares of common stock to officers, directors and consultants with an exercise price of $2.00 per share pursuant to its stock option plan. As of December 26, 2001, no shares of common stock have been issued upon exercise of options.

     o In 2001, Quick-Med issued an aggregate of 260,000 shares of common stock to its chair of the board in exchange for cancellation of $260,000 of notes payable.

     No underwriters were used in connection with these sales and issuances above. We relied upon Section 4 (2) of the Securities Act in each of the private placement transactions listed above. We determined, based on information received from the investors, including questionnaires and representations contained in the purchase agreements, that each investor was either an accredited investor or had such knowledge and experience in financial matters such that he or she was capable of evaluating the merits and risks of the investments. All recipients either received adequate information about us or had access, through employment or other relationships, to such information. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

Item 27.  Exhibits

2.1**     Merger Agreement dated March 19, 2001 between Above Average
           Investments Ltd. and Quick-Med Technologies, Inc.
3.1*      Articles of Incorporation
3.2*      Amendment to Articles of Incorporation
3.3*      Bylaws
4.1*      Specimen Informational Statement
4.1.2**   Share Purchase Agreement
5.1**     Opinion  of Foley & Lardner with respect
          to the legality of the shares being registered
10.1**    Quick-Med's MMP License Agreement

10.1.1**  Amendment to Merger Agreement
10.2**    Form of Quick-Med Stock Option Plan
10.3**    Cooperative Research and Development Agreement with the US Army
           Medical Research Institute of Chemical Defense
10.4**    Financing Agreement with Euro Atlantic Capital Corporation
10.5**    Consulting Agreement-Gregory Schultz
10.5.1**  Consulting Agreement-Christopher T. Batich
10.5.2**  Consulting Agreement-Bruce Mast
10.5.3**  Consulting Agreement-William Toreki
10.6      Note issued to Michael Granito by Quick-Med
23.1.1    Consent of Cordovano & Harvey, P.C.
23.1.2    Consent Daszkal Bolton Manela Devlin & Co.
23.1.3    Consent Daszkal Bolton Manela Devlin & Co.
23.2**    Consent of Foley & Lardner (included in Exhibit 5.1)
23.3.1**  Consent of Michael R. Granito, Ph.D.
23.3.2**  Consent of David S. Lerner
23.3.3**  Consent of Paul G. Cerjan, Lt. Gen./Ret.
23.3.4**  Consent of George E. Friel, Maj. Gen./Ret.
23.3.5**  Consent of Gerald M. Olderman, Ph.D.
23.3.6**  Consent of Gregory S. Schultz, Ph.D.
23.3.7**  Consent of Michael D. Karsch
99.1**    Escrow Agreement
99.2**    Form of Reconfirmation Letter
99.3      Assignment of Patent for Wound Care
99.3.1    Assignment of Patent for Mustard Gas
99.3.2    Assignment of Patent for Anti-wrinkle cream

* Incorporated by reference to Form 10-SB, File No. 000-27545, filed October 4, 1999.
**  Previously filed.

Item 28.  Undertakings

We undertake that we will:

     1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

     3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on February 11, 2002.



                                      ABOVE AVERAGE INVESTMENTS, LTD.



                                      /s/  Bob Hemmerling
                                      ----------------------------------------
                                           Bob Hemmerling, Director


Signature                                Title                    Date



/s/  Bob Hemmerling                   Director                 February 11, 2002
---------------------------------
     Bob Hemmerling,

/s/  Devinder Randhawa                President and Director   February 11, 2002
---------------------------------
     Devinder Randhawa